Exhibit 10.1

ZOOMINFO HOLDINGS LLC
FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
Dated as of [         ], 2020
THE UNITS REPRESENTED BY THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

ARTICLE VI RIGHTS AND OBLIGATIONS OF MEMBERS		35

6.1	Limitation of Liability	35

6.2	Lack of Authority	36

6.3	No Right of Partition	36

6.4	Indemnification.	36

6.5	Members Right to Act	38

ARTICLE VII BOOKS, RECORDS, ACCOUNTING AND REPORTS		39

7.1	Records and Accounting	39

7.2	Fiscal Year	39

7.3	Reports	39

7.4	Transmission of Communications	39

7.5	Confidentiality.	39

ARTICLE VIII TAX MATTERS		40

8.1	Preparation of Tax Returns	40

8.2	Tax Elections	41

8.3	Tax Controversies	41

ARTICLE IX RESTRICTIONS ON TRANSFER OF UNITS		42

9.1	Transfers of Units.	42

9.2	Restricted Units Legend.	43

9.3	Assignee’s Rights.	45

9.4	Assignor’s Rights and Obligations	45

9.5	Further Restrictions.	45

9.6	Counterparts; Joinder	46

9.7	Ineffective Transfer	47

ARTICLE X ADMISSION OF MEMBERS		47

10.1	Substituted Members	47

10.2	Additional Members	47

10.3	Additional Managing Member	47

ARTICLE XI WITHDRAWAL AND RESIGNATION OF MEMBERS		48

ARTICLE XII EXCHANGE RIGHTS		48

12.1	Class A Common Unit for Class A Common Stock.	48

12.2	Class P Unit for Class A Common Stock.	49

12.3	Exchange Procedures.	50

12.4	Limitations on Exchanges.	51

12.5	Adjustment.	52

12.6	Class A Common Stock to be Issued	53

12.7	Restrictions	54

12.8	Tax Treatment; Tax Withholding.	54

ARTICLE XIII DISSOLUTION AND WINDING UP		54

13.1	Dissolution	54

13.2	Winding Up and Termination	55

13.3	Deferment; Distribution in Kind	56

13.4	Cancellation of Certificate	56

13.5	Reasonable Time for Winding Up	56

13.6	Return of Capital	56

ARTICLE XIV VALUATION		57

14.1	Value	57

14.2	Determination and Dispute	57

ARTICLE XV GENERAL PROVISIONS		57

15.1	Power of Attorney	57

15.2	Amendments	58

15.3	Title to Company Assets	59

15.4	Addresses and Notices	59

15.5	Binding Effect	60

15.6	Creditors	60

15.7	Waiver	60

15.8	Counterparts	60

15.9	Applicable Law; Waiver of Jury Trial	61

15.10	Severability	61

15.11	Further Action	61

15.12	Delivery by Facsimile	61

15.13	Offset	61

15.14	Entire Agreement	61

15.15	Remedies	62

15.16	Descriptive Headings; Interpretation	62

15.17	Spousal Consent	62

EXHIBIT AND SCHEDULES

Schedule I	LTIP Units	I-1
Exhibit A	Form of Election of Exchange	A-1

ZOOMINFO HOLDINGS LLC
FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of [       ], 2020, is entered into by and among ZoomInfo Holdings LLC, a Delaware limited liability company (the “Company”), ZoomInfo Technologies Inc., a Delaware corporation (“PubCo”), as Managing Member (in such capacity immediately prior to the consummation of the Blocker Mergers) and on its behalf, ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company (“Intermediate Holdings”), as Managing Member (in such capacity as successor to PubCo) and on its behalf, and the Members. Capitalized terms used herein without definition shall have the meanings assigned to such terms in Article I.
WHEREAS, prior to May 29, 2014, DO Holdings (WA), LLC, a Washington limited liability company (the “Holding Company”), was the initial member of the Company and entered into the Limited Liability Company Agreement of the Company, dated as of May 29, 2014;
WHEREAS, the Company and certain of the Members entered into the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 1, 2019 (as amended, the “Prior Agreement”);
WHEREAS, pursuant to Sections 6.6(d) and 12.7(a) of the Prior Agreement, with effect upon the Effective Time, holders of a majority of the outstanding Preferred Units and Common Units (each as defined in the Prior Agreement), including the TA Majority Interest and the Carlyle Majority Interest, have determined to effect an Initial Public Offering and agreed to convert, exchange and/or reclassify all of the issued and outstanding Original Units immediately prior to the Effective Time into or for Class A Common Units as part of a Corporate Conversion (as defined in the Prior Agreement) in connection with such Initial Public Offering;
WHEREAS, pursuant to Section 12.7(a) of the Prior Agreement, on November 22, 2019, the Board of Managers of the Company approved ZoomInfo Technologies Inc.’s pursuit of a proposed underwritten initial public offering of shares of its Class A common stock;
WHEREAS, Section 14.2(b) of the Prior Agreement provides that no consent or approval shall be required for the Company to amend or modify the Prior Agreement to the extent necessary in order to effect a validly approved Initial Public Offering (including a Corporate Conversion) pursuant to Section 12.7 of the Prior Agreement and that any amendment or modification of the Prior Agreement effected in accordance with Section 14.2(b) of the Prior Agreement shall be effective, in accordance with its terms, with respect to the rights and obligations of and binding on all Members;
WHEREAS, in connection with the Initial Public Offering and pursuant to the approval of the Board of Managers of the Company, on [       ], 2020, the Company effected a reverse split of all issued and outstanding Preferred Units, Common Units and Class P Units (each as defined in the Prior Agreement) as reflected in the books and records of the Company;
WHEREAS, in connection with the Recapitalization and as of the Effective Time, (i) all of the issued and outstanding Class P Units (other than Class P Units held by Continuing Class P

Unitholders) immediately prior to the Effective Time will, automatically without any further action on the part of the Company and the Members, be converted into Common Units (as defined in the Prior Agreement) as set forth herein, and shall cease to exist as Class P Units and (ii) immediately following such conversion, the Original Units will, automatically without any further action on the part of the Company and the Members, be converted into Class A Common Units as set forth herein, and the Original Units shall cease to exist;
WHEREAS, holders of a majority of the outstanding Preferred Units and Common Units, including the TA Majority Interest and the Carlyle Majority Interest, have agreed to (i) immediately prior to the consummation of the Blocker Mergers, admit PubCo to the Company as Managing Member, and PubCo, by its execution and delivery of this Agreement, is hereby admitted to the Company as Managing Member, and in such capacity shall have the rights and obligations as provided in this Agreement, and (ii) immediately after the consummation of the Blocker Mergers and immediately prior to the consummation of the merger of Management Holdings with and into Intermediate Holdings, admit Intermediate Holdings to the Company as Managing Member, and Intermediate Holdings, by its execution and delivery of this Agreement, is hereby admitted to the Company as Managing Member at such time, and in such capacity shall have the rights and obligations as provided in this Agreement, whereupon PubCo shall cease to be Managing Member; and
WHEREAS, the Company, PubCo, Intermediate Holdings and the Members desire to amend and restate the Prior Agreement in its entirety as set forth herein effective as of the date hereof, at which time the Prior Agreement will be superseded entirely by this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Prior Agreement to read in its entirety as follows:
ARTICLE I
DEFINITIONS
The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.
“2018 Purchase Agreement” means the Securities Purchase and Option Agreement, dated as of March 12, 2018, by and among (i) the Company, (ii) DO Sub-Holdings, LLC, a Washington limited liability company (“DO Sub-Holdings”), FiveW DiscoverOrg LLC, a Delaware limited liability company (“FiveW”), TA XI DO AIV, L.P., a Delaware limited partnership (“TA XI AIV”), TA SDF III DO AIV, L.P., a Delaware limited partnership (“TA SDF III AIV”), TA Atlantic and Pacific VII-A, L.P., a Delaware limited partnership (“TA AP VII-A”), TA Investors IV, L.P., a Delaware limited partnership (“TA Investors IV”), TA SDF II DO AIV, L.P., a Delaware limited partnership (“TA SDF II AIV”), TA Associates XI GP, L.P., a Delaware limited partnership (“TA XI GP”), TA Associates SDF III GP, L.P., a Delaware limited partnership (“TA SDF III GP”), TA Associates SDF II, L.P., a Delaware limited partnership (“TA SDF II GP”), TA Associates AP VII GP, L.P., a Delaware limited partnership (“TA AP VII GP”), each other Person identified on

Schedule A to the 2018 Purchase Agreement as holding direct equity interests in the Company (such securityholders, together with DO Sub-Holdings, FiveW, TA XI AIV, TA SDF III AIV, TA SDF II AIV, TA AP VII-A, TA Investors IV, TA XI GP, TA SDF III GP, TA SDF II GP and TA AP VII GP, each a “Direct Seller” and, collectively, the “Direct Sellers”); (iii) TA XI DO Feeder, L.P., a Delaware limited partnership (“TA XI Feeder”), TA SDF III DO Feeder, L.P., a Delaware limited partnership (“TA SDF III Feeder”), TA Atlantic and Pacific VII-B, L.P., a Delaware limited partnership (“TA AP VII-B”), TA SDF II DO Feeder, L.P., a Delaware limited partnership (“TA SDF II Feeder” and together with TA XI Feeder, TA SDF III Feeder and TA AP VII-B, each a “Blocker Seller” and, collectively, the “Blocker Sellers” and, together with the Direct Sellers, the “Sellers”); (iv) Carlyle Partners VI Evergreen Holdings, L.P., a Delaware limited partnership (the “Unblocked Purchaser”), and Carlyle Partners VI Dash Holdings, L.P., a Delaware limited partnership (the “Blocked Purchaser” and together with the Unblocked Purchaser, the “Purchasers”); and (v) solely in its capacity as representative of the Sellers, TA Associates Management, L.P., a Delaware limited partnership.
“22C Members” means 22C Magellan Holdings LLC and its Permitted Transferees.
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.
“Adjusted Capital Account Balance” means, with respect to each Member, the balance in such Member’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), any amounts such Member is obligated to restore pursuant to any provision of this Agreement or by applicable law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Admission Date” has the meaning set forth in Section 9.4.
“Affiliate” of any Person means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question.
“Agreement” means this Fifth Amended and Restated Limited Liability Company Agreement of ZoomInfo Holdings LLC.
“Assignee” means a Person to whom any Units have been Transferred in accordance with the terms of this Agreement but who has not become a Member pursuant to Article X.
“Assumed Tax Rate” has the meaning set forth in Section 4.1(e)(iii).
“Available Gains” has the meaning set forth in Section 4.3(e)(ii).
“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Blocker Mergers” has the meaning set forth in the Reorganization Agreement.

“Book Value” means with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that (i) the initial Book Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset; (ii) the Book Value of any property of the Company distributed to any Member shall be adjusted to equal the gross Fair Market Value of such property on the date of distribution; and (iii) the Book Values of assets of the Company shall be increased (or decreased) to the extent the Managing Member determines reasonably and in good faith that such adjustment is necessary or appropriate to comply with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv).
“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or obligated by law or executive order to close.
“Capital Account” means the capital account maintained for a Member pursuant to Section 3.2.
“Capital Contribution” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Member contributes to the Company pursuant to Section 3.1.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) including, without limitation, partnership or membership interests (including any components thereof such as capital accounts, priority returns or the like) in a limited partnership or limited liability company and any and all warrants, rights or options to purchase any of the foregoing.
“Carlyle Group” means Carlyle Investment Management L.L.C., its Affiliates, the Carlyle Members and any of their respective managed investment funds.
“Carlyle Majority Interest” means the approval by the Carlyle Members holding, directly or indirectly, a majority of the aggregate Units then held by all of the Carlyle Members.
“Carlyle Members” means Carlyle Partners VI Evergreen Holdings, L.P. and its Permitted Transferees (excluding, for purposes of Section 9.1, the 22C Members).
“Cause” shall have the meaning ascribed to such term in any written employment, consulting or severance agreement (or legally binding offer letter) between the Company or any Subsidiary of the Company and such Management Member, or in the absence of any such written agreement (or legally binding offer letter), shall mean (i) the conviction of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Company, (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the disadvantage or detriment of the Company and its Subsidiaries, (v) any act or omission constituting breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or its Subsidiaries, or (vi) any other material breach of (A) any written agreement between the Company or its Subsidiaries and such Management Member evidencing the issuance of any Employee Incentive Units or (B) any other written agreement between such Management Member and the Company or any of its Subsidiaries. With respect to sections (ii)-(iv), the Company may not take any Cause-related action with respect to a Management Member without first providing at least thirty (30) days written notice and an opportunity to cure the alleged conduct or occurrence being made the basis of such Cause determination.
“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware, as amended or amended and restated.
“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of PubCo.
“Class A Common Units” means the common limited liability company interests described in Section 3.1(a)(i) and having the rights and preferences specified herein.
“Class A Common Unit Capital Account Amount” means, from time to time, the Capital Account a Member would have if such Member held a single Class A Common Unit.
“Class A Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the aggregate number of Class A Common Units then owned by such Member by the aggregate number of Class A Common Units then owned by all Members; provided that Unvested Units shall not be taken into account in determining such quotient.
“Class A/LTIP Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the aggregate number of Class A Common Units and LTIP Units then owned by such Member by the aggregate number of Class A Common Units and LTIP Units then owned by all Members; provided that Unvested Units shall not be taken into account in determining such quotient.
“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of PubCo.
“Class P Units” means the Class P limited liability company interests described in Section 3.1(a)(ii) and having the rights and preferences specified herein.
“Class P Unit Exchange” has the meaning set forth in Section 12.2.
“Class P Unit Exchange Rate” means, at any time, quotient of (a) the difference between the Per Unit Equity Value on the date of the Class P Unit Exchange and the Participation Threshold applicable to the Exchanged Class P Unit, divided by (b) the Per Unit Equity Value on the date of the Class P Unit Exchange.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Company” means ZoomInfo Holdings LLC (formerly known as DiscoverOrg Holdings, LLC), a Delaware limited liability company.

“Company Minimum Gain” has the meaning ascribed to the term "partnership minimum gain" set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Competitive Activity” means, with respect to a Management Member, during the term of such Management Member’s employment with the Company or any of its Subsidiaries and during the twenty-four (24) month period immediately following such Management Member’s Termination Date, directly or indirectly, for himself or herself or for any other Person, Participating in any Competitive Business; provided that the passive ownership by such Management Member of not more than two percent (2%) of the outstanding shares of any class of capital stock of a corporation which is publicly traded on a national securities exchange will not be deemed to be a Competitive Activity, so long as such Management Member has no active Participation in the business of such corporation.
“Competitive Business” shall have the meaning ascribed to such term in any written employment, consulting or severance agreement (or legally binding offer letter) between the Company or any Subsidiary of the Company and the applicable Management Member, or in the absence of any such written agreement (or legally binding offer letter), shall mean the Company’s and its Subsidiaries’ business of compiling, generating, developing, providing and/or publishing (or otherwise making available) organizational data, directories, mailing and contact information, organizational charts and other information on target accounts, customers and prospects as currently performed by the Company and its Subsidiaries on the Termination Date of the applicable Management Member and any other activity or business engaged in by the Company and its Subsidiaries after the date hereof.
“Continuing Class P Unitholders” means those designated holders of Class P Units who will continue to hold such Class P Units after the Initial Public Offering. For the avoidance of doubt, Management Holdings shall not be a Continuing Class P Unitholder.
“Converted Class P Units” has the meaning set forth in Section 3.6(h).
“Convertible Securities” means any securities directly or indirectly convertible into or exchangeable for Units, other than Options.
“Covered Transaction” means any Liquidity Event or any other sale, redemption or Transfer of Units.
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18‑101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.
“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company of any securities, or (b) any recapitalization or exchange of securities of the Company, or any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.
“DTC” means The Depository Trust Company.

“Effective Time” means the time at which this Agreement is effective as set forth in the Reorganization Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Eligible Employee Incentive Unit” means an Employee Incentive Unit, the Participation Threshold of which is zero (taking into account any adjustments described in clauses (i) and (ii) of Section 3.6(d)).
“Employee Incentive Unit Agreement” means an Employee Incentive Unit Agreement between the Company and a Management Member as in effect from time to time.
“Employee Incentive Units” has the meaning set forth in Section 3.6(a); provided, however, for purposes of Section 3.7, Employee Incentive Unit shall also include Class A Common Units held by any Management Member that were issued in respect or replacement of Class C Units held by such Management Member under the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 22, 2018, which Class A Common Units, for the avoidance of doubt, shall continue to vest (and shall also be referred to hereunder as “Vested Units” or “Unvested Units”, as applicable) in accordance with the vesting schedule applicable to such Class C Units.
“Equitized LTIP Series” means an LTIP Series composed of Equitized LTIP Series Units.
“Equitized LTIP Series Units” has the meaning set forth in Section 3.2(b).
“Equity Securities” means (i) Units or other equity interests in the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Managing Member, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company), (ii) Convertible Securities or other obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into other equity interests in the Company and (iii) Options or warrants, or other rights to purchase or otherwise acquire other equity interests in the Company.
“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.
“Exchange” means a Paired Interest Exchange or a Class P Unit Exchange, as applicable.
“Exchanged Class P Units” has the meaning set forth in Section 12.2.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.
“Exchange Rate” means the Paired Interest Exchange Rate or the Class P Unit Exchange Rate, as applicable.
“Exchanging Unitholder” means a Member initiating an Exchange.

“Exempt Transfer” has the meaning set forth in Section 9.1(b).
“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIV.
“Family Group” means a Member’s spouse, parents, siblings and descendants (whether by birth or adoption) and any trust or other estate planning vehicle established solely for the benefit of such Member and/or such Member’s spouse and/or such Member’s descendants (by birth or adoption), parents, siblings or dependents, or any charitable trust the grantor of which is such Member and/or member of such Member’s Family Group.
“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 7.2.
“Founder Majority Interest” means the approval by the Founder Members holding, directly or indirectly, a majority of the aggregate Class A Common Units then held by all of the Founder Members.
“Founder Members” shall mean the Holding Company, HSKB and their respective Permitted Transferees.
“Fund Indemnitees” has the meaning set forth in Section 6.4(e).
“Fund Indemnitors” has the meaning set forth in Section 6.4(e).
“Good Reason” shall have the meaning ascribed to such term in any written employment, consulting or severance agreement (or legally binding offer letter) between the Company or any Subsidiary of the Company and a Management Member, or in the absence of any such written agreement (or legally binding offer letter), shall mean a Management Member’s resignation from employment or consultant status with the Company or any Subsidiary of the Company as a result of one or more of the following reasons: (i) the Company changes the Management Member’s title or reduces his or her responsibilities in a manner that is materially inconsistent with the positions he or she then holds; (ii) the Company reduces the Management Member’s annualized compensation; (iii) the Company requires the Management Member to relocate to a geographic area that is more than fifty (50) miles from the location at which the Management Member provided services prior to such relocation requirement; or (iv) the Company materially breaches (A) any written agreement between the Company or its Subsidiaries and such Management Member evidencing the issuance of any Employee Incentive Units or (B) any other written agreement between such Management Member and the Company or any of its Subsidiaries; provided that (1) written notice of the Management Member’s resignation for Good Reason must be delivered to the Company within sixty (60) days after the occurrence of any such event in order for the Management Member’s resignation with Good Reason to be effective hereunder and (2) the Company shall have fifteen (15) days after delivery of such written notice to cure any such event. Furthermore, for purposes of this Agreement, “Good Reason” shall be deemed to include a Management Member’s resignation from employment or consultant status with the Company or any Subsidiary of the Company as a result of the death or disability of such Management Member, notwithstanding the fact that death or disability may not be deemed to be “Good Reason” for purposes of any written employment, consultant or severance agreement between the Company or any Subsidiary of the Company and a Management Member.
“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
“Group” means either the TA Group or the Carlyle Group, as applicable.
“Group Ownership Percentage” means, with respect to any Group, the percentage obtained by dividing (i) the total number of Units owned by such Group by (ii) the aggregate number of Class A Common Units outstanding at such time.
“HoldCo Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Intermediate Holdings, dated as of or about the date hereof, as may be amended from time to time.
“Holding Company” has the meaning set forth in the Recitals.
“Holding Company Units” means units in any holding company through which Units are held, including the Holding Company.
“HSKB” means HSKB Funds, LLC, a Delaware limited liability company, and any successor thereto.
“Imputed Underpayment Amount” has the meaning set forth in Section 4.5(d).
“Income Amount” has the meaning set forth in Section 4.1(e)(i).
“Indemnified Person” has the meaning set forth in Section 6.4(a).
“Intermediate Holdings” means ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company, and its successors.
“Initial Public Offering” has the meaning set forth in Section 12.1(b).
“Liquidity Event” means, whether occurring through one transaction or a series of related transactions, any liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
“LTIP Series Sub-Account” has the meaning set forth in Section 3.2(b).
“LTIP Unit” means a Unit which is designated as an LTIP Unit in the relevant Vesting Agreement or other documentation pursuant to which such LTIP Unit is granted or issued, having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Schedule I hereto or in this Agreement in respect of the holder, as well as the relevant Vesting Agreement or other documentation pursuant to which such LTIP Unit is granted or issued. LTIP Units that are issued on the same date shall be designated as one or more separate series of LTIP Units (each such series, an “LTIP Series” and any LTIP Unit in respect of a given series, an “LTIP Series Unit”).
“LTIP Unit Member” means any Person that holds LTIP Units or Class A Common Units resulting from a conversion of LTIP Units.

“Management Holding” means DiscoverOrg Management Holdings, LLC, a Delaware limited liability company.
“Management Member” has the meaning set forth in Section 3.6(a).
“Managing Member” means (i) immediately prior to the consummation of the Blocker Mergers, PubCo and (ii) immediately after the consummation of the Blocker Mergers and immediately prior to the consummation of the merger of Management Holdings with and into Intermediate Holdings and thereafter, Intermediate Holdings, whereupon PubCo shall cease to be Managing Member, or any successor Managing Member admitted to the Company in accordance with the terms of this Agreement, in its capacity as the managing member of the Company.
“Mark-to-Market Gain” means gain recognized for Capital Account purposes upon an adjustment to the Book Value of any asset, pursuant to the definition of Book Value.
“Member” means each of the Persons from time to time admitted to the Company as a member of the Company and listed as a Member in the books and records of the Company, each in its capacity as a member of the Company.
“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).
“Member Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).
“Net Loss” means, with respect to a Taxable Year, the excess, if any, of Losses for such Taxable Year over Profits for such Taxable Year (excluding Losses and Profits specially allocated pursuant to this Agreement).
“Net Profit” means, with respect to a Taxable Year, the excess, if any, of Profits for such Taxable Year over Losses for such Taxable Year (excluding Profits and Losses specially allocated pursuant to this Agreement).
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions of the Company for a Fiscal Year equals the net increase, if any, in the amount of Company Minimum Gain of the Company during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).
“Options” means any right, option or warrant to subscribe for, purchase or otherwise acquire any Units.
“Original Cost” of any Employee Incentive Unit will be equal to the price paid therefor (in each case, as proportionally adjusted for all Unit splits, Unit dividends, and other recapitalizations or similar adjustments affecting such Employee Incentive Unit subsequent to any such purchase), if any.

“Original Purchase Agreement” shall mean that Unit Purchase Agreement by and among the TA Members, the Company and certain other parties dated May 29, 2014.
“Original Units” shall mean all of the issued and outstanding Preferred Units and Common Units (each as defined in the Prior Agreement) and Converted Class P Units immediately prior to the Effective Time.
“Paired Interest” means one Class A Common Unit together with one share of Class B Common Stock, subject, as applicable, to adjustment pursuant to Section 12.5 and the certificate of incorporation of PubCo.
“Paired Interest Exchange” has the meaning set forth in Section 12.1(a).
“Paired Interest Exchange Rate” means, at any time, the number of shares of Class A Common Stock for which one Paired Interest is entitled to be Exchanged at such time pursuant to this Agreement. On the date of this Agreement, the Exchange Rate shall be one for one, subject to adjustment pursuant to Section 12.5.
“Participate” (and the correlative terms “Participating” and “Participation”) includes any direct or indirect ownership interest in any enterprise or participation in the management of such enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, executive, franchisor, franchisee, creditor, owner or otherwise.
“Participating Employee Unit” means any Employee Incentive Unit that is both (i) an Eligible Employee Incentive Unit and (ii) a Vested Unit.
“Participating Unit” means, with respect to any Distribution (or other allocation of proceeds) pursuant to Section 4.1(b) or (c) hereof, any Unit, other than (a) LTIP Units and (b) any Employee Incentive Unit that is not a Participating Employee Unit.
“Participation Threshold” means, with respect to certain outstanding Employee Incentive Units, an amount determined, and adjusted from time to time, in accordance with Section 3.6 hereof.
“Partnership Representative” has the meaning set forth in Section 8.3.
“Per Unit Common Unit Value” has the meaning set forth in Section 3.6(h).
“Per Unit Equity Value” means, as of any particular time, the amount to which each holder of a Class A Common Unit would be entitled in respect of such Class A Common Unit if the aggregate equity value of the Company as of such time (as reasonably determined by the Managing Member based on the public trading price of Class A Common Stock) were distributed to the Members in accordance with Section 4.1(c) (assuming for these purposes that any Tax Distributions were made pro rata in accordance with Class A/LTIP Percentage Interests).
“Permitted Transferee” means any transferee in an Exempt Transfer pursuant to clause (i) of the definition thereof.
“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Prior Agreement” has the meaning set forth in the Recitals.
“Profits” or “Losses” means items of Company income and gain or loss and deduction for an applicable tax accounting period determined for purposes of maintaining the Capital Account of each Member under Section 3.2 and in accordance with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
“PubCo” means ZoomInfo Technologies Inc., a corporation incorporated under the laws of the State of Delaware, and its successors.
“Recapitalization” has the meaning set forth in Section 3.1(b).
“Reorganization Agreement” means that certain Master Reorganization Agreement, dated as of [       ], 2020, by and among PubCo, Intermediate Holdings, the Company and the other parties named therein, as may be amended from time to time.
“Repurchase Notice” has the meaning set forth in Section 3.7(c).
“Repurchase Option” has the meaning set forth in Section 3.7(a).
“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.
“Securities and Exchange Commission” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.
“Similar Law” means any law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its limited liability company interest in the Company and thereby subject the Company and the Managing Member (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.
“Sponsor Member” means, collectively, 22C Members, Carlyle Members and TA Members.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.
“TA Group” means TA Associates Management, L.P., its Affiliates (including the TA Members) and any of their respective managed investment funds.
“TA Majority Interest” means the approval by the TA Members holding, directly or indirectly, a majority of the aggregate Units then held by all of the TA Members.
“TA Members” means, collectively, TA XI DO AIV, L.P., TA SDF III DO AIV, L.P., TA Atlantic and Pacific VII-A, L.P., TA Investors IV, L.P., TA SDF II DO AIV, L.P., TA SDF II DO AIV II, L.P., TA SDF III DO AIV II, L.P., TA XI DO AIV II, L.P., TA AP VII-B DO Subsidiary Partnership, L.P. and their Permitted Transferees.
“Tax Distributions” has the meaning set forth in Section 4.1(e).
“Tax Estimation Period” has the meaning set forth in Section 4.1(e)(iii).
“Tax Receivable Agreements” mean the Tax Receivable Agreements dated as of or about the date hereof among the Company, Managing Member and the other parties from time to time party thereto, as amended from time to time.
“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 8.2.
“Tax Matters Member” has the meaning set forth in Section 8.3.
“Termination Date” has the meaning set forth in Section 3.7(a).
“Transfer” has the meaning set forth in Section 9.1(a).
“Transferor’s Owner” has the meaning set forth in Section 9.1(d)(i).
“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended.
“Unit” means, collectively, the Class A Common Units, the Class P Units, the LTIP Units and such other units of the Company as may be authorized, designated or issued, as determined by the Managing Member from time to time after the date hereof.
“Unvested LTIP Units” has the meaning set forth in Section 1.2 of Schedule I hereto.
“Unvested Units” has the meaning set forth in Section 3.6(f).
“Vested Units” has the meaning set forth in Section 3.6(f).

“Vested LTIP Units” has the meaning set forth in Section 1.2 of Schedule I hereto.
ARTICLE II
ORGANIZATIONAL MATTERS
2.1    Formation of Company. The Company was formed on May 16, 2014 pursuant to the provisions of the Delaware Act.
2.2    Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. This Agreement amends and restates the Prior Agreement in its entirety and shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company effective as of the Effective Time; provided, however, that the amendments to the provisions of the Prior Agreement relating to the Series A Preferred Units (as defined in the Prior Agreement) shall not become effective until after the full redemption of the Series A Preferred Units in connection with the consummation of the Initial Public Offering; provided, further, that, in the event that the Series A Preferred Units are not fully redeemed, the provisions of the Prior Agreement relating to the Series A Preferred Units shall be deemed reincorporated into this Agreement and the Managing Member, without the consent of any holder of Units, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever document may be required in connection therewith, to reincorporate into this Agreement the provisions of the Prior Agreement relating to the Series A Preferred Units. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control; provided further, that notwithstanding the foregoing, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.
2.3    Name. The name of the Company shall be “ZoomInfo Holdings LLC”. The Managing Member in its sole discretion may change the name of the Company at any time and from time to time in accordance with the Delaware Act. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Managing Member.
2.4    Purpose. The purpose and business of the Company shall be any business which may lawfully be conducted by a limited liability company formed pursuant to the Delaware Act.
2.5    Principal Office; Registered Office. The principal office of the Company shall be at 805 Broadway Street, Suite 900, Vancouver, WA 98660, or such other place as the Managing Member may from time to time designate. The Company may maintain offices at such other place or places as the Managing Member deems advisable. Notification of any such change shall be given to all of the Members. The address of the registered office of the Company in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company.
2.6    Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until dissolution thereof in accordance with the provisions of Article XIII. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Delaware Act.
2.7    No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in Section 2.8, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.
2.8    Tax Treatment. The Members intend that the Company shall be treated as a partnership for federal and applicable state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with and actions necessary to obtain such treatment.
2.9    Prior Agreements. For the avoidance of doubt, all prior limited liability company agreements amongst the Company and its members, including all amendments thereto, shall govern and control for all periods prior to the date hereof.
ARTICLE III
CAPITALIZATION; CAPITAL CONTRIBUTIONS
3.1    Capitalization.
(a)    Each Member shall hold Units, and the relative rights, privileges, preferences and obligations with respect to each Member’s Units shall be determined under this Agreement and the Delaware Act based upon the number and the class of Units held by such Member. The number and the class of Units held by each Member shall be set forth in the books and records of the Company. The classes of Units as of the Effective Time is as follows: “Class A Common Units,” “Class P Units” and “LTIP Units.” The Members shall have no right to vote on any matter, except as specifically set forth in this Agreement, or as may be required under the Delaware Act. Any such vote shall be at a meeting of the Members entitled to vote or in writing as provided herein.
(i)    Class A Common Units. The Class A Common Units shall have all the rights, privileges and obligations as are specifically provided for in this Agreement for Class A Common Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.

(ii)    Class P Units. Class P Units shall consist of those Class P Units to be issued from time to time under Section 3.6 and the applicable Employee Incentive Unit Agreements relating to such Class P Units and those currently outstanding and held by Continuing Class P Unitholders. Class P Units shall have all the rights, privileges, preferences, and obligations as are specifically provided for in such Employee Incentive Unit Agreements and in this Agreement for Class P Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units. Notwithstanding anything to the contrary contained herein or in such Employee Incentive Unit Agreements, the Class P Units shall not be entitled to vote on any matter subject to a vote of the Members, except as otherwise required by law.
(iii)    LTIP Units. LTIP Units shall consist of those Units to be issued under Schedule I hereto and the applicable Vesting Agreements relating to such LTIP Units. LTIP Units shall have all the rights, privileges, preferences, and obligations as are specifically provided for in such Vesting Agreements and in this Agreement (including Schedule I hereto) for LTIP Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units. Notwithstanding anything to the contrary contained herein (including Schedule I hereto) or in such Vesting Agreements, the LTIP Units shall not be entitled to vote on any matter subject to a vote of the Members, except as otherwise required by law.
(b)    As of the Effective Time, following the conversion of Class P Units (other than Class P Units held by Continuing Class P Unitholders) pursuant to Section 3.6(h), the Original Units outstanding as of immediately prior to the Effective Time, as set forth in the books and records of the Company, shall hereby be automatically converted into the number of Class A Common Units equal to the number of Original Units as set forth in the books and records of the Company (the “Recapitalization”), and such Class A Common Units are issued and outstanding as of the Effective Time and the holders of such Class A Common Units hereby continue as Members. The Members agree that immediately following the Effective Time, no fractional Class A Common Unit will remain outstanding and any fractional Class A Common Unit held by a Member shall be rounded up to the nearest whole number.
(c)    The Managing Member in its sole discretion may establish and issue, from time to time in accordance with such procedures as the Managing Member shall determine from time to time, additional Units, in one or more classes or series of Units, or other Company securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, classes and series of Units or other Company securities), as shall be determined by the Managing Member without the approval of any Member or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Profits and Losses or items thereof; (ii) the right of such Units to share in Company distributions; (iii) the rights of such Units upon dissolution and winding up of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Class A Percentage Interest and Class A/LTIP Percentage Interest, as applicable, as to such Units; (viii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue such Units for less than fair market value); and (ix) the right, if any, of the holder of such Units to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units. Notwithstanding any other provision of this Agreement, the Managing Member in its sole discretion, without the approval of any Member or any other Person, is authorized (i) to issue Units or other Company securities of any newly established class or any existing class to Members or other Persons who may acquire an interest in the Company; (ii) to amend this Agreement to reflect the creation of any such new class, the issuance of Units or other Company securities of such class, and the admission of any Person as a Member which has received Units or other Company securities; and (iii) to effect the combination, subdivision and/or reclassification of outstanding Units as may be necessary or appropriate to give economic effect to equity investments in the Company by the Managing Member that are not accompanied by the issuance by the Company to the Managing Member of additional Units and to update the books and records of the Company accordingly. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Common Units, Class P Units, LTIP Units, and Units of any other class or series that may be established in accordance with this Agreement. All Units of a particular class shall have identical rights in all respects as all other Units of such class, except in each case as otherwise specified in this Agreement.
(d)    All Units issued hereunder shall be uncertificated unless otherwise determined by the Managing Member.
(e)    To the extent information is required to be disclosed to any Member pursuant to this Agreement or the Delaware Act, pursuant to Section 18-305(g) of the Delaware Act, each Member acknowledges and agrees that portions of this Agreement may be redacted by the Managing Member or information herein may otherwise be aggregated by the Managing Member to prevent disclosure of confidential information with respect to individual allocations of Employee Incentive Units.
(f)    Each Member who is issued Units by the Company pursuant to the authority of the Managing Member pursuant to Section 5.1 shall make the Capital Contributions to the Company determined by the Managing Member pursuant to the authority of the Managing Member pursuant to Section 5.1 in exchange for such Units.
(g)    Each Member, to the extent having the right to consent thereto, by executing this Agreement, hereby confirms, ratifies and approves the transactions contemplated by this Agreement and the other agreements and transactions referred to herein.
3.2    Capital Accounts.
(a)    A separate capital account (each, a “Capital Account”) shall be established for each Member and shall be maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) and this Section 3.2 shall be interpreted and applied in a manner consistent with such regulations. In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the Company may adjust the Capital Accounts of its Members to reflect revaluations (including any unrealized income, gain or loss) of the Company’s property (including intangible assets such as goodwill), whenever it issues additional interests in the Company (including any interests issued with a zero initial Capital Account), or whenever the adjustments would otherwise be permitted under such Treasury Regulations. The Company may adjust the Capital Accounts of its Members to reflect revaluations of the property of any Subsidiary of the Company that is treated as a partnership (or entity disregarded from a partnership) for U.S. federal income tax purposes. In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and Book Value of such property in the same manner as under Section 704(c) of the Code. In the event that Code Section 704(c) applies to property of the Company, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization, and gain and loss, as computed for book purposes with respect to such property. In connection with the transactions contemplated by this Agreement, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and determined as of the date hereof and the Capital Account of each Member shall be reflected in the books and records of the Company.
(b)    A separate sub-account (an “LTIP Series Sub-Account”) shall be established and maintained for each Member in respect of each LTIP Series Unit held by such Member. The balance of each LTIP Series Sub-Account shall initially be zero and shall be adjusted as provided in the previous paragraph as if the LTIP Series Sub-Account was a Capital Account and the Member only held the LTIP Series Units of such LTIP Series held by such Member. If at any time the aggregate LTIP Series Sub-Accounts of an LTIP Series equal the product of the number of LTIP Series Units in such LTIP Series and the Class A Common Unit Capital Account Amount (as determined at such time), the LTIP Series Units of such LTIP Series shall be converted automatically into (i) a separate sub-class of LTIP Series Units (“Equitized LTIP Series Units”), if such LTIP Series Units are Unvested LTIP Units, or (ii) Class A Common Units, if such LTIP Series Units are Vested LTIP Units. LTIP Series Sub-Accounts shall continue to be maintained for Equitized LTIP Series Units. If an Equitized LTIP Series Unit becomes a Vested LTIP Unit, such Equitized LTIP Series Unit shall be converted automatically into a Class A Common Unit once the aggregate LTIP Series Sub-Accounts for the Equitized LTIP Series to which such Equitized LTIP Series Unit belongs equal the product of the number of the LTIP Units in such Equitized LTIP Series and the Class A Common Unit Capital Account Amount (as determined at such time). Upon the automatic conversion of a Vested LTIP Unit into a Class A Common Unit pursuant to this Section 3.2(b), PubCo shall issue one share of Class B Common Stock per each such converted Class A Common Unit to the holder thereof and such share of Class B Common Stock and such converted Class A Common Unit shall become a Paired Interest.

3.3    Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).
3.4    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.
3.5    Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.
3.6    Employee Incentive Units.
(a)    From time to time, the Managing Member shall have the power and discretion to approve the issuance of Class P Units to any director, employee, officer or consultant of the Company or its Subsidiaries (each such person, a “Management Member”). The Managing Member shall have power and discretion to approve which directors, employees, officers or consultants shall be offered and issued such Class P Units (“Employee Incentive Units”), the number of Employee Incentive Units to be offered and issued to each Management Member and the purchase price and other terms and conditions with respect thereto.
(b)    The provisions of this Section 3.6 are designed to provide incentives to directors, employees, officers or consultants of the Company or its Subsidiaries. This Section 3.6, together with the other terms of this Agreement and the Employee Incentive Unit Agreements relating to Employee Incentive Units, are intended to be a compensatory benefit plan within the meaning of Rule 701 of the Securities Act, and, unless and until the Company’s Equity Securities are publicly traded, the issuance of Employee Incentive Units are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act.
(c)    On the date of each grant of Employee Incentive Units to a Management Member, the Managing Member will establish (and document in the applicable Employee Incentive Unit Agreement) an initial “Participation Threshold” amount with respect to each such Employee Incentive Unit granted on such date. The Participation Threshold with respect to each Employee Incentive Unit will be at least equal to the amount a Class A Common Unit would receive on the date of issuance of such Employee Incentive Unit in a hypothetical liquidation of the Company on the date of issuance of such Employee Incentive Unit in which the Company sold its assets for their Fair Market Value, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the holders of Units in liquidation of the Company. The determination by the Managing Member of each Participation Threshold (as reasonably determined by the Managing Member based on the public trading price of Class A Common Stock) shall be final, conclusive and binding on all Members. Each Employee Incentive Unit is intended to be a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 and is issued with the intention that under current interpretations of the Code the recipient will not realize income upon the issuance of the Employee Incentive Unit, and that neither the Company nor any Member is entitled to any deduction either immediately or through depreciation or amortization as a result of the issuance of such Employee Incentive Unit.
(d)    Each Employee Incentive Unit’s Participation Threshold shall be adjusted after the grant of such Employee Incentive Unit as follows:
(i)    In the event of any Distribution pursuant to Section 4.1(b) or (c) or Section 13.2(c), the Participation Threshold of each Employee Incentive Unit outstanding at the time of such Distribution shall be reduced (but not below zero) by the amount distributable to the holder of a single Class A Common Unit in connection with such Distribution (determined pursuant to Section 4.1 and Section 13.2(c) of this Agreement and taking into account all Employee Incentive Units that are entitled to participate in such Distribution as contemplated by Section 4.1(b) or (c)); and
(ii)    If the Company at any time subdivides (by any Unit split, Unit dividend or otherwise) its outstanding Units into a greater number of Units, the Participation Threshold of each Employee Incentive Unit in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse Unit split or otherwise) its outstanding Units into a smaller number of Units, the Participation Threshold of each Employee Incentive Unit in effect immediately prior to such combination shall be proportionately increased.
(e)    In connection with any approved issuance of Employee Incentive Units to a Management Member hereunder, such Management Member shall, if it has not already done so, execute a counterpart to this Agreement (or a joinder to this Agreement in a form acceptable to the Company), accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents and instruments to effect such purchase (including, without limitation, an Employee Incentive Unit Agreement) as are required by the Managing Member and in connection therewith, be admitted as a member of the Company, if not already a Member.
(f)    If the Managing Member so determines, the Employee Incentive Units issued to any Management Member shall become vested in accordance with the vesting schedule determined by the Managing Member in connection with the issuance of such Employee Incentive Units (and reflected in the relevant Employee Incentive Unit Agreement), which may be time-based or performance-based. Employee Incentive Units that are subject to vesting and that are vested per such vesting schedule are referred to herein as “Vested Units”. Employee Incentive Units that are subject to vesting and that are not yet vested per such vesting schedule are referred to herein as “Unvested Units”. Employee Incentive Units that are not subject to vesting or that are fully vested on the date of issuance shall be deemed “Vested Units” for all purposes hereunder. Notwithstanding any other provision in this Section 3.6, each recipient of a Employee Incentive Unit hereby agrees that such recipient shall make a valid and timely election in respect of such Unit, upon receipt thereof, pursuant to Section 83(b) of the Code and promptly provide evidence of such election to the Company.
(g)    By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company, including the Employee Incentive Units and LTIP Units. For purposes of making such Safe Harbor election, the Partnership Representative is hereby designated as the “member who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Partnership Representative constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each “Safe Harbor Partnership Interest” issued by the Company in a manner consistent with the requirements of the IRS Notice. A Member’s obligations to comply with the requirements of this Section 3.6(g), shall survive such Member’s ceasing to be a member of the Company and/or the dissolution, liquidation, winding up and termination of the Company, and, for purposes of this Section 3.6(g), the Company shall be treated as continuing in existence.
(h)    In connection with the Recapitalization and as of the Effective Time, all of the issued and outstanding Class P Units (other than Class P Units held by Continuing Class P Unitholders) immediately prior to the Effective Time, shall hereby be automatically converted into the number of Common Units (as defined in the Prior Agreement) equal to the product of (i) the number of such Class P Units multiplied by (ii) the quotient of (a) the difference between the per unit value of such Common Units as reasonably determined by the Managing Member based on the initial public offering price of shares of Class A Common Stock (the “Per Unit Common Unit Value”) immediately prior to the Effective Time and the Participation Threshold applicable to such Class P Unit, divided by (b) the Per Unit Common Unit Value immediately prior to the Effective Time, as set forth in the books and records of the Company (such converted Class P Units, “Converted Class P Units”), and pursuant to Section 3.1(b) shall be subsequently converted into Class A Common Units. Any such Converted Class P Units that were further converted into Class A Common Units pursuant to Section 3.1(b) shall continue to vest (and shall also be referred to hereunder as “Vested Units” or “Unvested Units”, as applicable) in accordance with the vesting schedule applicable to the corresponding Class P Units from which they were converted; provided that, for the avoidance of doubt, no Participation Threshold shall be applicable to such converted Units; provided, further, that, for the avoidance of doubt, each such Class A Common Unit converted from such Converted Class P Unit shall be subject to the same vesting schedule as the Employee Incentive Unit (as defined in the HoldCo Agreement) that corresponds to such Class A Common Unit. The Continuing Class P Unitholders shall continue as Members. Upon or promptly following the Recapitalization, each holder of Converted Class P Units shall be required to make a valid and timely election in respect of such Converted Class P Units pursuant to Section 83(b) of the Code and to provide evidence of such election to the Company.

(i)    Upon the return by Intermediate Holdings of Corresponding Units (as defined in the HoldCo Agreement) to the Company from time to time pursuant to Section 3.4(d) of the HoldCo Agreement, the Company shall cancel such Corresponding Units for no consideration.
3.7    Repurchase Option. Except as otherwise specifically set forth in a Management Member’s Employee Incentive Unit Agreement:
(a)    If a Management Member ceases to be employed by the Company or its Subsidiaries for any reason (or in the case of a Management Member who was not an employee, if such Management Member is no longer acting as a director or officer of, or consultant or advisor to, the Company or any of its Subsidiaries for any reason) (the date of such cessation of employment, the “Termination Date”), the Employee Incentive Units issued to such Management Member (whether held by such Management Member or one or more transferees of such Management Member, other than the Company, any Founder Member or any member of the TA Group or Carlyle Group) will be subject to repurchase by the Company (solely at its option) pursuant to the terms and conditions set forth in this Section 3.7 (the “Repurchase Option”). For the avoidance of doubt, the Company shall have the right to assign its Repurchase Option to another Person.
(b)    Subject to Section 3.7(c), commencing on the Termination Date of a Management Member, the Company may elect to repurchase all or any portion of the Employee Incentive Units at a price per Unit equal to (i) with respect to any (A) Unvested Units or (B) in the event of (1) such Management Member’s termination for Cause, (2) such Management Member’s resignation without Good Reason or (3) such Management Member’s proven participation in a Competitive Activity, at the lower of Original Cost or Fair Market Value (determined as of the Termination Date) and (ii) otherwise, at Fair Market Value (determined as of a date within 60 days prior to the date of repurchase). The Company may elect to purchase all or any portion of any Unvested Units before purchasing any other Employee Incentive Units.
(c)    Subject to Section 3.7(b), the Company may elect to exercise the Repurchase Option to purchase some or all of the Employee Incentive Units subject to the Repurchase Option by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Employee Incentive Units no later than one hundred eighty (180) days after the later of (i) Termination Date of such Management Member, (ii) such Management Member’s resignation without Good Reason and (iii) the date that the Company becomes aware of and is able to prove such Management Member’s participation in a Competitive Activity. Each Repurchase Notice will set forth the number of Employee Incentive Units to be acquired from such holder(s), the aggregate consideration to be paid for such Employee Incentive Units and the time and place for the closing of the transaction. If any Employee Incentive Units are held by any transferees of a Management Member, the Company will purchase the Employee Incentive Units elected to be purchased from all such holder(s) of Employee Incentive Units, pro rata according to the number of Employee Incentive Units held by each such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Employee Incentive Units). If Employee Incentive Units of different classes or series are to be purchased pursuant to the Repurchase Option and such Employee Incentive Units are held by any transferees of a Management Member, the number of Employee Incentive Units of each class or series of Employee Incentive Units to be purchased will be allocated among all such holders, pro rata according to the total number of Employee Incentive Units to be purchased from such Persons.
(d)    The closing of the transactions contemplated by this Section 3.7 will take place on the date designated in the applicable Repurchase Notice, which date will not be more than 60 days after the delivery of such notice (provided such period may be extended to the extent necessary to comply with any regulatory filings or other applicable legal requirements). The Company will pay for the Employee Incentive Units to be purchased by it by first offsetting amounts outstanding under any bona fide debts owing by such Management Member to the Company or any of its Subsidiaries pursuant to Section 15.13, now existing or hereinafter arising (irrespective as to whether such amounts are owing by the holder of such Employee Incentive Units), and will pay the remainder of the purchase price by, at its option, delivery of (i) either a check payable to, or by wire transfer of immediately available funds to an account designated in writing by the holder to, the holder of such Employee Incentive Units, (ii) if terms required by creditors in agreements or indentures with the Company or its Subsidiaries have the effect of restricting or prohibiting the Company or its Subsidiaries from making the payment in clause (i), a subordinated promissory note payable in three equal annual installments commencing on the first anniversary of the closing of such purchase and bearing interest at a rate per annum equal to 5% or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such Employee Incentive Units. Notwithstanding anything to the contrary contained herein, all repurchases of Employee Incentive Units by the Company will be subject to applicable restrictions under all applicable laws and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Employee Incentive Units hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions, and during such period of time, the purchase price payable to the holder shall accrue interest at a rate per annum equal to 5%. The Company will receive customary representations and warranties from each seller regarding the sale of the Employee Incentive Units, including, but not limited to, representations that such seller has good and marketable title to the Employee Incentive Units to be transferred free and clear of all encumbrances.
(e)    The provisions of this Section 3.7 will terminate upon the last to occur of (i) a Liquidity Event and (ii) with respect to any Employee Incentive Units still subject to vesting as of a Liquidity Event, the lapse of such vesting restrictions.
ARTICLE IV
DISTRIBUTIONS AND ALLOCATIONS
4.1    Distributions.
(a)    Distributions Generally. The Managing Member may, subject to (i) any restrictions contained in the financing agreements to which the Company or any its Subsidiaries is a party, (ii) having available cash (after setting aside appropriate reserves), and (iii) any other restrictions set forth in this Agreement, make Distributions at any time and from time to time. Notwithstanding any other provision of this Agreement to the contrary, no Distribution, Tax Distribution or other payment in respect of Units shall be required to be made to any Member if, and to the extent that, (i) such Distribution, Tax Distribution or other payment in respect of Units would not be permitted under the Delaware Act or other applicable law or (ii) in the case of LTIP Units, to the extent such distribution or payment would cause the balance of a Member’s LTIP Series Sub-Account in respect of such LTIP Series Units to be less than zero.
(b)    Operating Distributions. Subject to Section 4.1(d) with respect to Employee Incentive Units and to Section 4.1(e) with respect to Tax Distributions, all Distributions by the Company other than those made in connection with a Liquidity Event pursuant to Section 4.1(c), shall be made or allocated to holders of Participating Units and LTIP Units pro rata based on the number of Participating Units and/or LTIP Units held by each such holder; provided that any distributions in respect of Unvested LTIP Units shall be held back and shall be payable at the same time as the underlying LTIP Units become Vested LTIP Units, and if such LTIP Units are forfeited, the former holder of such LTIP Units shall have no right to receive such distributions.
(c)    Distributions in Connection with a Liquidity Event. Subject to Section 4.1(d) with respect to Employee Incentive Units and Section 4.1(e) with respect to Tax Distributions, all Distributions by the Company, and all proceeds (whether received by the Company or directly by the Members) in connection with any Liquidity Event, shall be made or allocated among the holders of Participating Units or LTIP Units pro rata based on the number of Participating Units or LTIP Units held by each such holder.
(d)    Employee Incentive Units. For the avoidance of doubt, if the amount to be distributed pursuant to Section 4.1(b) and Section 4.1(c) with respect to any particular Distribution would cause the amount of any outstanding Employee Incentive Unit’s Participation Threshold to be reduced to zero, then such Employee Incentive Unit shall constitute an Eligible Employee Incentive Unit for purposes of Section 4.1(b) and Section 4.1(c) only after the portion of the amount to be distributed in such Distribution that would cause such Employee Incentive Unit’s Participation Threshold to be reduced to (but not below) zero has first been distributed to the holders of outstanding Participating Units (taking into account outstanding Employee Incentive Units that have lesser Participation Thresholds (determined immediately prior to such Distribution)). For the avoidance of doubt, if any Employee Incentive Unit is an Unvested Unit as of the date of any Distribution, such Unvested Unit shall not participate in such Distribution (but such Distribution may reduce the Participation Threshold of such Unvested Unit).
(e)    Tax Distributions.
(i)    With respect to each Member the Company shall calculate the excess of (x)(A) the Income Amount allocated or allocable to such Member for the Tax Estimation Period in question and for all preceding Tax Estimation Periods, if any, within the Taxable Year containing such Tax Estimation Period multiplied by (B) the Assumed Tax Rate over (y) the aggregate amount of all prior Tax Distributions in respect of such Taxable Year and any Distributions made to such Member pursuant to Section 4.1(b) and Section 4.1(c), with respect to the Tax Estimation Period in question and any previous Tax Estimation Period falling in the Taxable Year containing the applicable Tax Estimation Period referred to in (x)(A) (the amount so calculated pursuant to this sentence is herein referred to as a “Member’s Required Tax Distribution”); provided, however, that the Managing Member may make adjustments in its reasonable discretion to reflect transactions occurring during the Taxable Year.  For purposes of this Agreement, the “Income Amount” for a Tax Estimation Period shall equal, with respect to any Member, the net taxable income of the Company allocated or allocable to such Member for such Tax Estimation Period (excluding any compensation paid to a Member outside of this Agreement). For the purpose of calculating the Income Amount for a Member in any Tax Estimation Period, (x) any allocation to the TA Members of loss or deduction attributable to depreciation of any asset deemed contributed to the Company by the TA Members pursuant to the deemed asset acquisition pursuant to the Original Purchase Agreement and the provisions related thereto in the Original Purchase Agreement, (y) any allocation of loss or deduction to the TA Members as a result of the use of the “remedial method” of allocations within the meaning of Treasury Regulations Section 1.704‑3(d) as contemplated by the Original Purchase Agreement and pursuant to Section 4.4(b) and (z) any income or gain of the Company or Members prior to, or arising in connection with, the formation of the Company as a partnership for income tax purposes, in each case, shall not be taken into account but, for the avoidance of doubt, any allocation of income or gain to Members other than TA Members as a result of the use of the “remedial method” of allocations within the meaning of Treasury Section 1.704‑3(d) as contemplated by the Original Purchase Agreement and pursuant to Section 4.4(b) shall be taken into account.  In addition, any applicable adjustment to the basis of partnership property required to be made (x) in connection with the 2018 Purchase Agreement under Section 743 of the Code, including as a result of an election by the Company under Section 754 of the Code, with respect to the Carlyle Members, or (y) with respect to Intermediate Holdings under Section 743(b) of the Code in connection with an Exchange or with any transaction undertaken in connection with the IPO, in the case of clause (y) to the extent permitted by any obligations in respect of indebtedness for borrowed money of the Company and its Subsidiaries, shall not be taken into account.  Except as provided in the preceding sentence, the Income Amount with respect to each Member shall otherwise be determined in accordance with Section 4.4 hereof.  Within fifteen (15) days following the end of each Tax Estimation Period, the Company shall distribute to the Members pro rata based upon the number of Units held by each such other Member, an aggregate amount of cash sufficient to provide each such other Member with a distribution at least equal to such other Member’s Required Tax Distribution (provided that notwithstanding the foregoing, the Members shall only receive distributions in respect of their Class P Units or LTIP Units to the extent of their Member’s Required Tax Distribution for such period in respect of such Class P Units or LTIP Units (i.e., which may not result in a pro rata distribution in respect of the Class P Units or the LTIP Units, as applicable), and shall not receive any amount in excess of such amount in respect of their Class P Units or LTIP Units, as applicable) (with amounts distributed pursuant to this Section 4.1(e), “Tax Distributions”). Any Tax Distributions shall be treated in all respects as advances against future distributions pursuant to Section 4.1(a); provided that, any Tax Distributions made with respect to Class P Units or LTIP Units which subsequently convert into Class A Common Units pursuant to Section

3.2(b) shall be treated in all respects as advances against any such future distributions made with respect to such Class P Units or LTIP Units, as applicable.
(ii)    If the amount of any Tax Distribution is reduced as a result of any prior Distribution taken into account under clause (y) of the first sentence of Section 4.1(e)(i), the amount of such prior Distribution resulting in such reduction shall be treated as a Tax Distribution for purposes of this Article IV and not a Distribution under Section 4.1(b) and Section 4.1(c) regardless of whether such Distribution was labeled as such.
(iii)    For purposes of this Agreement, the “Assumed Tax Rate” for a Tax Estimation Period shall initially be 40%. The Managing Member shall have the authority, in its reasonable discretion, to make appropriate adjustments to the Assumed Tax Rates, which shall in any event reflect at a minimum the highest marginal combined federal and state tax rate applicable to any Member holding Class A Common Units (on a look-through basis to the ultimate owner of such Units for so long as any Member holding such Units is a pass-through entity for income tax purposes) or Class P Units. For purposes of this Agreement, “Tax Estimation Period” shall mean each period from January 1 through March 31, from April 1 through May 31, from June 1 through August 31, and from September 1 through December 31 of each Taxable Year.
(iv)    Notwithstanding anything to the contrary herein, no Tax Distributions will be required to be made with respect to items arising with respect to any Covered Transaction, although any unpaid Tax Distributions with respect to any Tax Estimation Period, or portion thereof, ending before a Covered Transaction shall continue to be required to be paid prior to any Distributions being made under Section 4.1(b) and (c).
(f)    Notwithstanding the provisions of Section 4.1, Distributions are permitted to pay the expenses properly incurred by the Managing Member in accordance with Section 5.3(b).
(g)    Each Distribution pursuant to Section 4.1(b) and (c) and each Distribution pursuant to Section 4.1(e) shall be made to the Persons shown on the Company’s books and records as Members as of the date of such Distribution; provided, however, that any transferor and transferee of Units may mutually agree as to which of them should receive payment of any Distribution under Section 4.1(e); provided, further, that the Managing Member may in its reasonable discretion make a Distribution under Section 4.1(e) to a former Member in respect of a Taxable Year (or the portion thereof) in which such former Member was a Member.
(h)    For purposes of this Section 4.1, any non-cash Company assets distributed in kind to any Members shall be valued at their Fair Market Value in accordance with Article XIV.
4.2    Allocations of Net Profit and Net Loss. Except as otherwise provided in this Agreement, including Section 4.3, Net Profits and Net Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated among the Capital Accounts of the Members in a manner such that, after such allocations have been made, the balance of each Member’s Capital Account (which may be a positive, negative or zero balance)

will equal the amount that would be distributed to such Member, determined as if the Company were to sell all of its assets for the Book Value thereof and distribute the proceeds thereof pursuant to Section 13.2 and the other relevant provisions of this Agreement. Notwithstanding the foregoing, the Managing Member in its sole discretion shall make allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members within the meaning of the Code and Treasury Regulations. Notwithstanding the foregoing, (i) no Net Profits or Net Losses will be allocated in respect of any LTIP Unit pursuant to this Section 4.2 in excess of the amount allocated to a Class A Common Unit under this Section 4.2 and (ii) all Unvested Units and Unvested LTIP Units shall be treated as vested for all purposes under this Section 4.2
4.3    Special Allocations. Notwithstanding any other provision in this Article IV:
(a)    Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain or Member Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Company taxable year, the Members shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
(b)    Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 4.3(b) shall be made only to the extent that a Member would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(b) were not in this Agreement. This Section 4.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.
(c)    LTIP Unit Gain Allocation. Prior to making any allocations pursuant to Section 4.2 for an applicable period, gain recognized on the sale of all or substantially all of the Company’s assets and any Mark-to-Market Gain shall be allocated to the Capital Accounts and LTIP Series Sub-Accounts of the Members in a manner such that, to the extent possible, each LTIP Series converts to Equitized LTIP Series Units or Class A Common Unit pursuant to Section 3.2(b), subject to the following principles as interpreted and applied by the Managing Member in good faith:
(i)    To the extent such gain is insufficient to cause all LTIP Units to convert to Equitized LTIP Series Units or Class A Units, gain shall be allocated with respect to each LTIP Series (other than any Equitized LTIP Series) based on the order in which each such LTIP Series was issued beginning with the LTIP Series that has been outstanding the longest.
(ii)    The provisions of this Agreement, including this Section, are intended to ensure that holders of LTIP Units receive “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and 2001-43, 2001-2 C.B. 191. In this regard, it is the intention of the parties to this Agreement that any allocation of gain to a LTIP Series Unit (other than an Equitized LTIP Series Unit) be limited to gain that is economically accrued after the date such LTIP Series Unit is issued (“Available Gains”). If the Managing Member subsequently determines that an allocation of gain other than Available Gains was made to an LTIP Unit (other than an Equitized LTIP Series Unit) or that its determination of the aggregate value of the Capital Accounts was otherwise incorrect, it may adjust the values of the aggregate Capital Accounts or other values (and make correlative changes to the allocations previously made and to the Capital Accounts of the Members) or distributions made pursuant to this Agreement to ensure that the intended treatment applies; provided that such adjustments shall be made, to the maximum extent possible, in a manner that does not adversely affect any Member holding Class A Common Units, with respect to such Units. Upon the issuance of new LTIP Units, the Company shall adjust the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f).
(d)    Equitized LTIP Series Unit Loss Allocation. If the Equitized LTIP Series Sub-Account with respect to an Equitized LTIP Series Unit exceeds the Class A Common Unit Capital Account Amount, or would exceed the Class A Common Unit Capital Account Amount after giving effect to the allocations specified under Section 4.3(c) (for example, as a result of a distribution being made in respect of Class A Common Units under Section 4.1), a priority allocation of Losses (or items thereof) or other adjusting allocations shall be made to such Equitized LTIP Series Sub-Account in an amount necessary to eliminate such excess or, if there are insufficient Losses (or items thereof) to do so, to reduce such excess to the maximum extent possible.
(e)        Gross Income Allocation. If any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.3(b) and this Section 4.3(e) were not in this Agreement.
(f)    Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members holding Class A Common Units and Equitized LTIP Series Units in accordance with their respective Class A Percentage Interest. For the purpose of determining the Class A Percentage Interest in the foregoing sentence, all Equitized LTIP Series Units shall be treated as Class A Common Units.

(g)        Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).
(h)    Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 4.3(a) or 4.3(e) hereof shall be taken into account in computing subsequent allocations pursuant to Section 4.2 and this Section 4.3(h), so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if such allocations pursuant to Sections 4.3(a) or 4.3(e) had not occurred.
(i)    Compensation Deduction. If the Company is entitled to a deduction for compensation to a person providing services to the Company or its subsidiaries the economic cost of which is borne by a Member (and not the Company or its subsidiaries), whether paid in cash, Class A Common Units, LTIP Units or other property, the Member who bore such economic cost shall be treated as having contributed to the Company such cash, Class A Common Units, LTIP Units or other property, and the Company shall allocate the deduction attributable to such payment to such Member. If any income or gain is recognized by the Company by reason of such transfer of property to the person providing services to the Company or its subsidiaries, such income or gain will be allocated to the Member who transferred such property.
(j)    Forfeiture Allocations. In the event that the Units of any Member are forfeited, then for the fiscal year of such forfeiture or other period (as determined by the Managing Member):
(i) items of income, gain, loss, and deduction shall be excluded from the calculation of Profits and Losses and shall be specially allocated to the Member whose Units have been forfeited so as to cause such Member’s Capital Account to equal such Member’s distribution entitlements under Section 4.1 after giving effect to the adjustment in the Member’s Class A/LTIP Percentage Interest resulting from the applicable forfeiture;
(ii) the Managing Member may elect to apply another allocation or Capital Account adjustment method to a Unit forfeiture as they deem appropriate in lieu of the method set forth this Section 4.3(j).
4.4    Tax Allocations.
(a)     Except as provided in Sections 4.4(b), (c) and (d), Net Profits and Net Losses (and, to the extent necessary, individual items of income, gains, losses, deductions and credits) of the Company will be allocated, for federal, state and local income tax purposes, among the holders of Units in accordance with the allocation of such income, gains, losses, deductions and credits among the holders of Units for book purposes.
(b)    Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the holders of Units in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book

Value; provided, however, that notwithstanding anything herein to the contrary, the Company shall elect to use the “remedial method” of allocations within the meaning of Treasury Regulations Section 1.704-3(d) in respect of property deemed contributed to the Company by the Holding Company pursuant to Section 3.2(d) of the Limited Liability Company Agreement of the Company dated May 29, 2014 and the provisions related thereto in the Original Purchase Agreement, and the Holding Company shall provide the Company any information, records or assistance reasonably requested to allow the Company to make such allocations under the “remedial method.” For any Company asset not described in the foregoing sentence the Book Value of which differs from the adjusted basis of such property to the Company for federal income tax purposes, income, gain, loss and deduction with respect to such property shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code in any manner determined by the Managing Member and permitted by the Code and Treasury Regulations so as to take account of the difference between Book Value and adjusted basis of such property. Notwithstanding the foregoing, such allocations may be adjusted as reasonably deemed necessary by the Managing Member, acting in good faith, to give economic effect to the provisions of this Agreement.
(c)    If the Book Value of any Company asset is adjusted pursuant to Section 3.2, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).
(d)    Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the holders of Units according to their interests in such items as determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).
(e)    Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any holder’s Capital Account or share of book income, gain, loss or deduction, Distributions or other Company items pursuant to any provision of this Agreement.
4.5    Withholding Taxes.
(a)    The Company shall withhold taxes from distributions to, and allocations among, the Members to the extent required by law. Except as otherwise provided in this Section 4.5, any amount so withheld by the Company with regard to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Section 4.1(b) or Section 4.1(c), as appropriate (a “Withholding Payment”). An amount shall be considered withheld by the Company if, and at the time, remitted to a Governmental Entity without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, however, that an amount actually withheld from a specific distribution or designated by the Managing Member as withheld from a specific allocation shall be treated as if distributed at the time such distribution or allocation occurs.
(b)    Each Member hereby agrees to indemnify the Company and the other Members for any liability they may incur for failure to properly withhold taxes in respect of such Member. Moreover, each Member hereby agrees that neither the Company nor any other Member shall be liable to such Member for any excess taxes withheld in respect of such Member’s Interest and that, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.
(c)    If it is anticipated that at the due date of the Company’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the Withholding Payment, the Member with respect to which the withholding obligation applies shall pay to the Company the amount of such shortfall within thirty (30) days after notice by the Company. If a Member fails to make the required payment when due hereunder, and the Company nevertheless pays the withholding, in addition to the Company’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Company to such Member bearing interest at an interest rate per annum equal to the Base Rate plus 3.0%, and the Company shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full. In the event that the distributions or proceeds to the Company or any Subsidiary of the Company are reduced on account of taxes withheld at the source or any taxes are otherwise required to be paid by the Company and such taxes are imposed on or with respect to one or more, but not all of the Members in the Company, or all of the Members in the Company at different tax rates, the amount of the reduction shall be borne by the relevant Members and treated as if it were paid by the Company as a Withholding Payment with respect to such Members pursuant to Section 4.5(a). Taxes imposed on the Company where the rate of tax varies depending on characteristics of the Members shall be treated as taxes imposed on or with respect to the Members for purposes of Section 4.5(a). In addition, if the Company is obligated to pay any taxes (including penalties, interest and any addition to tax) to any Governmental Entity that is specifically attributable to a Member or a former Member, including, without limitation, on account of Sections 864 or 1446 of the Code, then (x) such Member or former Member shall indemnify the Company in full for the entire amount paid or payable, (y) the Managing Member may offset future distributions from such Member or former Member pursuant to Section 4.1 to which such Person is otherwise entitled under this Agreement against such Member or former Member’s obligation to indemnify the Company under this Section 4.5(c) and (z) such amounts shall be treated as a Withholding Payment pursuant to Section 4.5(a) with respect to such Member or former Member.
(d)    If the Company incurs an Imputed Underpayment Amount, the Partnership Representative shall determine in its discretion the portion of such Imputed Underpayment Amount attributable to each Member or former Member and such attributable amount shall be treated as a Withholding Payment pursuant to Section 4.5(a). The portion of any Imputed Underpayment Amount attributed to a former Member shall be treated as a Withholding Payment pursuant to Section 4.5(a) with respect to such former Member. The Partnership Representative shall use commercially reasonable efforts to secure any reduction in any Imputed Underpayment Amount that is available by reason of the status of any Member (or its beneficial owners), including by means of any procedures provided pursuant to Code Section 6225(c)(3), and to allocate the benefit of any such reduction to such Member. Each Member agrees to indemnify and hold harmless the Company, Managing Member and the Partnership Representative from and against any and all liability with respect to any Imputed Underpayment Amounts required on behalf of, or with respect to, such Member or any former Member whose former interest in the Company is held by such Member. A Member’s obligation to so indemnify shall survive the dissolution and winding up of the Company and the transfer, assignment or liquidation of such Member’s interest in the Company. For purposes hereof, “Imputed Underpayment Amount” shall mean any “imputed underpayment” within the meaning of Section 6225 of the Code (or any corresponding or similar provision of state, local or foreign law) paid (or payable) by the Company as a result of an adjustment with respect to any Company item, including any interest or penalties with respect to any such adjustment. Imputed Underpayment Amounts shall also include any imputed underpayment amounts within the meaning of Code Section 6225 (or any corresponding or similar provision of state, local or foreign law) which are paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest (other than through entities treated as corporations for U.S. federal income tax purposes) to the extent that the Company bears the economic burden of such amounts, whether by law or agreement.
(e)    A Member’s obligations under this Section 4.5 shall survive the dissolution and winding up of the Company and any transfer, assignment or liquidation of such Member’s interest in the Company.
4.6    Allocations Upon Final Liquidation. With respect to the fiscal year in which the final liquidation of the Company occurs in accordance with Section 13.2 of the Agreement, and notwithstanding any other provision of Sections 4.2, 4.3 or 4.4 hereof, items of Company income, gain, loss and deduction shall be specially allocated to the Members in such amounts and priorities as are necessary so that the positive Capital Accounts of the Members shall, as closely as possible, equal the amounts that will be distributed to the Members pursuant to Section 13.2.
ARTICLE V
MANAGEMENT
5.1    Authority of Managing Member. Except for situations in which the approval of one or more of the Members is specifically required by the express terms of this Agreement, and subject to the provisions of this Article V, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, (ii) the Managing Member shall conduct, direct and exercise full control over all activities of the Company, and (iii) the Managing Member shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments or other decisions) granted to the Company under this Agreement or any other agreement, instrument or other document to which the Company is a party. Without limiting the generality of the foregoing, but subject to any situations in which the approval of the Members is specifically required by this Agreement, (x) the Managing Member shall have discretion in determining whether to issue Equity Securities, the number of Equity Securities to be issued at any particular time, the purchase price for any Equity Securities issued, and all other terms and conditions governing the issuance of Equity Securities and (y) the Managing Member may enter into, approve, and consummate any Liquidity Event or other extraordinary or business combination or divestiture transaction, and execute and deliver on behalf of the Company or the Members any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Member. The Managing Member shall operate the Company and its Subsidiaries in accordance in all material respects with an annual budget, business plan and financial forecasts for the Company and its Subsidiaries for each fiscal year. The Managing Member shall be the “manager” of the Company for the purposes of the Delaware Act. The Managing Member is hereby designated as authorized person, within the meaning of the Delaware Act, to execute, deliver and file the certificate of formation of the Company and all other certificates (and any amendments and/or restatements hereof) required or permitted by the Delaware Act to be filed in the Office of the Secretary of State of the State of Delaware. The Managing Member and Members hereby approve and ratify the filing of the following documents with the Secretary of State of the State of Delaware: (i) the Certificate of Formation of the Company by Henry Schuck, as authorized person, and (ii) the Certificate of Amendment to the Certificate of Formation of the Company by Anthony Stark, as authorized person. The Managing Member is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. Notwithstanding any other provision of this Agreement to the contrary, without the consent of any Member or other Person being required, the Company is hereby authorized to execute, deliver and perform, and the Managing Member or any officer on behalf of the Company, is hereby authorized to execute and deliver (a) each Employee Incentive Unit Agreement; (b) the Reorganization Agreement; (c) each Tax Receivable Agreement; (d) any other document, certificate or contract relating to or contemplated by the Recapitalization; and (e) any amendment and any agreement, document or other instrument contemplated thereby or related thereto. The Managing Member or any officer is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Company, but such authorization shall not be deemed a restriction on the power of the Managing Member or any officer to enter into other documents on behalf of the Company.
5.2    Actions of the Managing Member. Unless otherwise provided in this Agreement, any decision, action, approval or consent required or permitted to be taken by the Managing Member may be taken by the Managing Member through any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a). The Managing Member shall not cease to be a Managing Member of the Company as a result of the delegation of any duties hereunder. No officer or agent of the Company, in its capacity as such, shall be considered a Managing Member of the Company by agreement, as a result of the performance of its duties hereunder or otherwise.
5.3    Compensation; Expenses.
(a)    The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member.
(b)    The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also, in the sole discretion of the Managing Member, bear and/or reimburse PubCo or the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing

Member, (ii) operating, administrative and other similar costs incurred by the Managing Member, to the extent the proceeds are used or will be used by the Managing Member to pay expenses described in this clause (ii), and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of the Managing Member), (iii) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, the Managing Member, (iv) fees and expenses (other than any underwriters’ discounts and commissions that are economically recovered by the Managing Member as a result of acquiring Company Units at a discount) related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by PubCo, as the managing member of the Managing Member, (v) other fees and expenses in connection with the maintenance of the existence of the Managing Member, and (vi) all other expenses allocable to the Company or otherwise incurred by PubCo or the Managing Member in connection with operating the Company’s business (including expenses allocated to PubCo or the Managing Member by their Affiliates and expenses incurred by PubCo in its capacity as managing member of the Managing Member). For the avoidance of doubt, distributions made under Section 4.1(f) may not be used to pay or facilitate dividends or distributions on the common stock of PubCo and must be used solely for one of the express purposes set forth under clauses (i) through (vi) of the immediately preceding sentence. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of PubCo or the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of PubCo or the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of PubCo or the Managing Member, including, without limitation, compensation and meeting costs of any board of directors or similar body of PubCo or the Managing Member, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of PubCo or the Managing Member to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, except to the extent such franchise taxes are based on or measured with respect to net income or profits; provided that the Company shall not pay or bear any income tax obligations of PubCo or the Managing Member or any obligations of PubCo or the Managing Member under the Tax Receivable Agreements. To the extent practicable, expenses incurred by PubCo or the Managing Member on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to PubCo or the Managing Member or any of their Affiliates by the Company pursuant to this Section 5.3(b) constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing the Members’ Capital Account. Reimbursements pursuant to this Section 5.3(b) shall be in addition to any reimbursement to PubCo or the Managing Member as a result of indemnification pursuant to Section 6.4.
5.4    Delegation of Authority.
(a)    The Managing Member may, from time to time, delegate to one or more Persons, including any officer or director of the Company or PubCo (or to PubCo’s

Compensation Committee or its designees), or to any other Person, such authority and duties as the Managing Member may deem advisable (including, without limitation, the ability to grant awards of Class P Units or LTIP Units); provided that any such Person shall exercise such authority subject to the same duties and obligations to which the Managing Member would have otherwise been subject pursuant to the terms of this Agreement.
(b)    The Managing Member may assign titles (including, without limitation, executive chairman, non-executive chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons. Any number of titles may be held by the same officer of the Company or other individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managing Member. Any delegation pursuant to this Section 5.4 may be revoked at any time by the Managing Member.
5.5    Limitation of Liability.
(a)    Except as otherwise provided herein, in an agreement entered into by such Person and the Company or by applicable law, none of the Managing Member or any manager, officer, director, principal, member, employee, agent or Affiliate of the Managing Member shall be liable to the Company or to any Member for any act or omission performed or omitted by the Managing Member in its capacity as the Managing Member pursuant to authority granted to such Person by this Agreement; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of law, for any present or future breaches of any representations, warranties or covenants by such Person or its Affiliates contained herein with respect to any rights of the Company under any other agreements between the Managing Member and the Company. The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and none of the Managing Member or any manager, officer, director, principal, member, employee, agent or Affiliate of the Managing Member shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member (so long as such agent was selected in good faith and with reasonable care). The Managing Member shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managing Member in good faith reliance on such advice shall in no event subject the Managing Member to liability to the Company or any Member.
(b)    Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Managing Member shall be obligated personally for any such debts, obligations or liabilities solely by reason of acting as the Managing Member of the Company. The Managing Member shall not be personally liable for the Company’s obligations, liabilities and Losses. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this

Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Managing Member for liabilities of the Company.
ARTICLE VI
RIGHTS AND OBLIGATIONS OF MEMBERS
6.1    Limitation of Liability.
(a)    Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a member of the Company. Except as otherwise provided in this Agreement or the Delaware Act, a Member’s liability (in its capacity as such) for Company obligations, liabilities and Losses shall be limited to the Company’s assets; provided that a Member shall be required to return to the Company any Distribution made to it after the execution of this Agreement in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act.
(b)    This Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Members (including without limitation, the Managing Member) hereto or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member or Managing Member shall, to the fullest extent permitted by law, have duties (including fiduciary duties) to any other Member or to the Company, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement; provided, however, that each Member and the Managing Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.
(c)    To the extent that, at law or in equity, any Member (including without limitation, the Managing Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or is otherwise bound by this Agreement, the Members (including without limitation, the Managing Member) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including without limitation, the Managing Member) otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members relating thereto (including without limitation, the Managing Member).
6.2    Lack of Authority. No Member (other than the Managing Member) in its capacity as such (other than in its capacity as a Person delegated authority pursuant to Section 5.4) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company. The Members hereby consent to the exercise by the Managing Member of the powers conferred on it by law and this Agreement.
6.3    No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.
6.4    Indemnification.
(a)    Subject to Section 4.5, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, as reasonably required) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member (or Affiliate of a Member) or is or was serving as the Managing Member, any additional or substitute Managing Member, a Manager or a committee member pursuant to the Prior Agreement, officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including any manager, officer, director, principal, member, employee or agent of the Managing Member or any additional or substitute Managing Member); provided that (unless the Managing Member otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of law. Expenses, including reasonable attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding related to any such indemnifiable matter shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amounts if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.
(b)    The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by-law, determination of the Managing Member or otherwise.
(c)    The Company will maintain directors’ and officers’ liability insurance, at its expense, for the benefit of the Managing Member, the officers of the Company and any other Persons to whom the Managing Member has delegated its authority pursuant to Section 5.4.
(d)    Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only and no Member (unless such

Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional capital contributions or otherwise provide funding to help satisfy such indemnity of the Company.
(e)    The Company hereby acknowledges that certain of its Members (the “Fund Indemnitees”) may have rights to indemnification, advancement of expenses and/or insurance in connection with their involvement with the Company provided by other Persons (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Fund Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Fund Indemnitees are secondary), and (ii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof to the fullest extent permitted by law. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Fund Indemnitees with respect to any claim for which the Fund Indemnitees have sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Fund Indemnitees against the Company.
(f)    If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.
6.5    Members Right to Act. For matters that require the approval of the Members generally (rather than the approval of the Managing Member on behalf of the Members or the approval of a particular group of Members), the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:
(a)    Except as otherwise expressly provided by this Agreement or as required by the Delaware Act, acts by the Members holding a majority of the Units voting together as a single class (not including any Employee Incentive Units) shall be the act of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. A telegram, email or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 6.5(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.
(b)    The actions by the Members permitted hereunder may be taken at a meeting called by the Managing Member or by Members holding a majority of the Units (not including any Employee Incentive Units) on at least two Business Days’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.
ARTICLE VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
7.1    Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.3 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Members pursuant to Article III and Article IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Managing Member, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.
7.2    Fiscal Year. The Fiscal Year of the Company shall be such annual accounting period as is established by the Managing Member from time to time.
7.3    Reports. The Company shall use commercially reasonable efforts to deliver or cause to be delivered, as soon as practicable following the completion of each Taxable Year, but in all events within ninety (90) days after the end of each Taxable Year, to each Person who was a holder of Units at any time during such Taxable Year all information from the Company necessary for the preparation of such Person’s United States federal and state income tax returns. Except as set forth in the immediately preceding sentence or any separate written agreement between the Company and any Member, pursuant to Section 18-305(g) of the Delaware Act, no Member shall have the right to any other information from the Company, except as may be required by any non-waivable provision of law.
7.4    Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.
7.5    Confidentiality.
(a)    The Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole discretion, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by law or by agreement with any third party to keep confidential, including without limitation, information as to the Units held by any other Member. With respect to any schedules, annexes or exhibits to this Agreement, to the fullest extent permitted by law, each Member (other than the Managing Member) shall only be entitled to receive and review any such schedules, annexes and exhibits relating to such Member and shall not be entitled to receive or review any schedules, annexes or exhibits relating to any other Member (other than the Managing Member).
(b)    Each Member agrees, for so long as such Member owns any Units and for a period of two (2) years following the date upon which such Member ceases to own any Units, to keep confidential, any non-public information provided to such Member by the Company; provided, however, that nothing herein will limit the disclosure of any information (i) to the extent required by law, statute, rule, regulation, judicial process, subpoena or court order or required by any governmental agency or other regulatory authority; (ii) that is in the public domain or becomes generally available to the public, in each case, other than as a result of the disclosure by the parties in violation of this Agreement; or (iii) to a Member’s Permitted Transferees, advisors, representatives and Affiliates (which for the TA Members and the Carlyle Members shall include, direct and indirect, current and prospective limited partners and investors in the ordinary course of their business); provided that such advisors, representatives and Affiliates shall have been advised of this agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof, or shall otherwise be bound by comparable obligations of confidentiality, and the applicable Member shall be responsible for any breach of or failure to comply with this agreement by any of its Affiliates and such Member agrees, at its sole expense, to take reasonable measures (including but not limited to court proceedings) to restrain its advisors, representatives and Affiliates from prohibited or unauthorized disclosure or use of any confidential information.
ARTICLE VIII
TAX MATTERS
8.1    Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Managing Member shall determine the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of income, gain, deduction, loss and credit or any other method or procedure related to the preparation of such tax returns. Each Member will, upon request, supply to the Company all reasonably accessible, pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s tax returns to be prepared and filed. Each Member agrees in respect of any year in which such Member had an investment in the Company that, unless otherwise agreed by the Managing Member or as required by law, such Member shall not: (i) treat, on its individual tax returns, any item of income, gain, loss, deduction or credit relating to such investment in a manner inconsistent with the treatment of such item by the Company, as reflected on the Schedule K-1 or other information statement furnished by the Company to such Member; or (ii) file any claim for refund relating to any such item based on, or which would result in, any such inconsistent treatment. The Company shall operate in a manner such that (a) no Member (or its indirect owners) will be required to file a tax return in a jurisdiction outside of the United States by reason of the Company’s investment or activities in such jurisdiction and (b) no income of any Member (or its indirect owners) that is unrelated to the Company will be subject to tax in a jurisdiction outside the United States by reason of the Company’s income or activities in such jurisdiction.
8.2    Tax Elections. The Taxable Year of the Company shall be the calendar year unless otherwise required by the Code or applicable tax laws. The Managing Member shall cause the Company to have in effect (and to cause each direct or indirect subsidiary that is treated as a partnership for U.S. federal income tax purposes to have in effect) an election pursuant to Section 754 of the Code, to adjust the tax basis of Company properties, for the taxable year that includes the date of the initial public offering of shares of Class A Common Stock and for each taxable year in which an Exchange occurs. The Managing Member shall determine whether to make or revoke any other available election or decision relating to tax matters, including controversy in Section 8.3 pursuant to the Code. Each Member will upon request supply any information necessary to give proper effect to any such election.
8.3    Tax Controversies. With respect to tax periods ending after December 31, 2017, the Managing Member (or its permitted designee) is hereby designated the “partnership representative” of the Company for purposes of, and in accordance with, Section 6223 of the Code (the “Partnership Representative”). With respect to tax periods ending on or prior to December 31, 2017, the Managing Member (or its permitted designee) shall act as the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (as in effect during such tax period) (the “Tax Matters Member”). The Partnership Representative or the Tax Matters Member, as applicable, is authorized and required to represent the Company (at the Company’s expense) in connection with all tax audits, litigations, contests, examinations, controversies and other similar proceedings of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each holder of Units agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative or Tax Matters Member, as applicable, shall keep the Managing Member fully informed of the progress of any examinations, audits or other proceedings, it being agreed that no holder of Units (other than the Managing Member (or its permitted designee), in its capacity as Partnership Representative or Tax Matters Member) shall have any right to participate in any such examinations, audits or other proceedings. Each Member hereby agrees to (i) take such actions as may be required to effect the designation of the Managing Member (or its designee) as the Partnership Representative or Tax Matters Member, (ii) to cooperate to provide any information or take such other actions as may be reasonably requested by the Partnership Representative in order to determine whether any Imputed Underpayment Amount may be modified pursuant to Section 6225(c) of the Code, and (iii) to, upon the request of the Partnership Representative, file any amended U.S. federal income tax return and pay any tax due in connection with such tax return in accordance with Section 6225(c)(2) of the Code. Notwithstanding the foregoing, the Partnership Representative and the Tax Matters Member shall be subject to the control of the Managing Member pursuant to Section 8.2 and shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Managing Member and shall make an election under Section 6226 of the Code with respect to any partnership income tax audit for taxable years beginning after December 31, 2017, unless the Managing Member determines not to make such an election.
ARTICLE IX
RESTRICTIONS ON TRANSFER OF UNITS
9.1    Transfers of Units.
(a)    Except as otherwise agreed to in writing between the Managing Member and the applicable Member and reflected in the books and records of the Company or as otherwise provided in this Article IX, no holder of Units or Holding Company Units may sell, transfer, assign, pledge, encumber, distribute, contribute or otherwise dispose of (whether directly or indirectly (including, for the avoidance of doubt, by Transfer or issuance of any Capital Stock of any Member that is not a natural person), whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Units or Holding Company Units (a “Transfer”), except Exchanges pursuant to and in accordance with Article XII or Transfers pursuant to and in accordance with Sections 9.1(b).
(b)    The restrictions contained in Section 9.1(a) shall not apply, subject to Section 9.5, to any Transfer of Units or Holding Company Units by any Member or holder of Holding Company Units (i) to its Affiliates, (ii) by any Member or holder of Holding Company Units to a trust solely for the benefit of such Person and such Person’s Family Group (or a re-Transfer of such Units by such trust back to such Member upon the revocation of any such trust) or pursuant to the applicable laws of descent or distribution among such Person’s Family Group or (iii) pursuant to Section 3.7 (each of clauses (i)-(iii), an “Exempt Transfer”); provided that the restrictions contained in this Agreement will continue to apply to the Units and Holding Company Units after any Transfer pursuant to clause (i) or (ii) above and each transferee of Units or Holding Company Units shall agree in writing, prior to and as a condition precedent to the effectiveness of such Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of such Transfer. Upon the Transfer of Units or Holding Company Units pursuant to clause (i) or (ii) of the first sentence of this Section 9.1(b), the transferor will deliver written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee(s) and shall include original counterparts of this Agreement in a form acceptable to the Company. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more transferees permitted under clause (i) of the first sentence of this Section 9.1(b) and then disposing of all or any portion of such party’s interest in such transferee if such disposition would result in such transferee ceasing to be a Permitted Transferee.
(c)    No holder of Holding Company Units shall agree to facilitate or otherwise permit the transfer of any Holding Company Units, other than in compliance with Section 9.1.
(d)    Notwithstanding anything in this Agreement to the contrary, as a condition to any Transfer:
(i)    if the transferor of Units who proposes to transfer such Units (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the first direct or indirect beneficial owner of such transferor that is not a disregarded entity (the “Transferor’s Owner”)) is a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor (or Transferor’s Owner, if applicable) shall complete and provide to both of the transferee and the Company, a duly executed affidavit in the form provided to such transferor by the Company, certifying, under penalty of perjury, that the transferor (or Transferor’s Owner, if applicable) is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined under the Code and applicable United States Treasury Regulations) and the transferor’s (or Transferor’s Owner’s, if applicable) United States taxpayer identification number, or
(ii)    if the transferor of Units who proposes to transfer such Units (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the Transferor’s Owner) is not a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor and transferee shall jointly provide to the Company written proof reasonably satisfactory to the Managing Member that any applicable withholding tax that may be imposed on such transfer (including pursuant to Sections 864 and 1446 of the Code) and any related tax returns or forms that are required to be filed, have been, or will be, timely paid and filed, as applicable.
(e)    Notwithstanding anything otherwise to the contrary in this Section 9.1, each Member may Transfer Vested Units in Exchanges pursuant to, and in accordance with, this Agreement; provided that in the case of any Member other than a Sponsor Member or a Founder Member, such Exchange shall be effected in compliance with policies that the Managing Member may adopt or promulgate from time to time (including policies requiring the use of designated administrators or brokers) in its sole discretion. Notwithstanding Section 18-702(e) of the Delaware Act, any Class A Common Units acquired by the Company pursuant to an Exchange shall not be cancelled and shall be deemed re-issued to Intermediate Holdings by the Company.
(f)    Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer of any Unit that constitutes a portion of a Paired Interest that, concurrently with such Transfer such transferring Member shall also Transfer to the transferee the equity security of PubCo constituting the remainder of such Paired Interest.

9.2    Restricted Units Legend.
(a)    The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE ISSUER OF SUCH SECURITIES, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH TRANSFER RESTRICTIONS HAVE BEEN FULFILLED. A COPY OF SUCH FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
The Company will imprint such legend on certificates (if any) evidencing Units. The legend set forth above will be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.
(b)    In connection with the Transfer of any Units, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, which shall, if so requested by the Managing Member, be accompanied by (i) an opinion of counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act or (ii) such other evidence reasonably satisfactory to the Managing Member to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act. In addition, if the holder of the Units delivers to the Company an opinion of such counsel that no subsequent Transfer of such Units shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such securities (if then certificated) which do not bear the Securities Act legend set forth in Section 9.2(a). If the Company is not required to deliver new certificates for such Units not bearing such legend, the holder thereof shall not effect any Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Agreement.
(c)    Upon the request of any Member, the Company will promptly supply to such Member or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144 of the Securities and Exchange Commission.
(d)    If any Units become eligible for sale pursuant to Rule 144 of the Securities and Exchange Commission or no longer constitute “restricted securities” (as defined under Rule 144(a) of the Securities and Exchange Commission), the Company shall, upon the request of the holder of such Units, remove the Securities Act legend set forth in Section 9.2(a) above from the certificates (if any) for such securities.
9.3    Assignee’s Rights.
(a)Subject to Section 9.5(b), a Transfer of Units in a manner in accordance with this Agreement shall be effective as of the date of assignment and compliance with the conditions to such Transfer and such Transfer shall be shown on the books and records of the Company. Income, loss and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706 as determined by the Managing Member. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.
(b)Unless and until an Assignee becomes a Member pursuant to Article X, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided that without relieving the transferring Member from any such limitations or obligations as more fully described in Section 9.4, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of such Units (including the obligation to make Capital Contributions on account of such Units).
9.4    Assignor’s Rights and Obligations. Any Member who shall Transfer any Units in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or such other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 9.4, duties, liabilities or obligations, of a Member with respect to such Units or such other interest (it being understood, however, that the applicable provisions of Sections 5.5 and 6.4 shall continue to inure to such Person’s benefit), except that unless and until the Assignee is admitted as a substituted Member in accordance with the provisions of Article X (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, including, without limitation, the obligation (together with its Assignee pursuant to Section 9.3(b)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement and (ii) the Managing Member may reinstate all or any portion of the rights and privileges of such Member with respect to such

Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Units that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.
9.5    Further Restrictions.
(a)    Notwithstanding any contrary provision in this Agreement, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any Units that are outstanding as of the date of this Agreement or are created thereafter, only with the written consent of the holder of such Units. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the Units owned by any one or more Members at any time and from time to time, and shall not, to the fullest extent permitted by law, constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.
(b)    Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Member or Assignee if the Managing Member determines in good faith that:
(i)    such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;
(ii)    such Transfer would require the registration of such transferred Unit or of any class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;
(iii)    such Transfer would cause (i) all or any portion of the assets of the Company to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the Managing Member to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise;
(iv)    to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined by the Managing Member in good faith; or

(v)    such Transfer would pose a material risk that the Company would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.
(c)    In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member shall determine in good faith that additional restrictions on Transfers are necessary so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Managing Member may impose such additional restrictions on Transfers as the Managing Member has determined in good faith to be so necessary.
9.6    Counterparts; Joinder. Prior to Transferring any Units (other than Exchanges pursuant to Article XII or any Transfer to the Company pursuant to Section 3.7 or otherwise) and as a condition precedent to the effectiveness of such Transfer, the transferring holder of Units will cause the prospective transferee(s) of such Units to execute and deliver to the Company counterparts of this Agreement and any other agreements relating to such Units, or executed joinders to such agreements, in each case, in a form acceptable to the Company. Notwithstanding anything herein to the contrary, to the fullest extent permitted by law, any Person who acquires in any manner whatsoever any Units, irrespective of whether such Person has accepted and adopted in writing the terms and conditions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement to which any predecessor in such Units was subject or by which such predecessor was bound.
9.7    Ineffective Transfer. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall, to the fullest extent permitted by law, be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.
ARTICLE X
ADMISSION OF MEMBERS
10.1    Substituted Members. Subject to the provisions of Article IX hereof, in connection with the permitted Transfer of any Units of a Member, the transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.
10.2    Additional Members. Subject to the provisions of Article IX hereof, a Person may be admitted to the Company as an Additional Member only upon furnishing to the Company (a) counterparts of this Agreement or an executed joinders to this Agreement in a form acceptable to the Managing Member and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Managing Member may deem appropriate); provided, however, that (i) any Person who acquires any Units pursuant to the Reorganization Agreement or (ii) any Person who acquires Class A Common Units upon the automatic conversion of LTIP Units pursuant to Section 3.2(b), shall, automatically without any further action on the part of the Company or such Person, be admitted to the Company as an Additional Member. Such admission shall become effective on the date on which the Managing Member determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.
10.3    Additional Managing Member. No Person may be admitted to the Company as an additional Managing Member or substitute Managing Member without the prior written consent of each incumbent Managing Member, which consent may be given or withheld, or made subject to such conditions as are determined by each incumbent Managing Member, in each case in the sole discretion of each incumbent Managing Member. A Managing Member will not be entitled to resign as a Managing Member of the Company unless another Managing Member shall have been admitted hereunder (and not have previously been removed or resigned). Any additional Managing Member or substitute Managing Member admitted as a Managing Member of the Company pursuant to this Section 10.3 is hereby authorized to, and shall, continue the Company without dissolution.
ARTICLE XI
WITHDRAWAL AND RESIGNATION OF MEMBERS
No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIII without the prior written consent of the Managing Member, except as otherwise expressly permitted by this Agreement. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Managing Member upon or following the dissolution and winding up of the Company pursuant to Article XIII but prior to such Member receiving the full amount of distributions from the Company to which such Member is entitled pursuant to Article XIII shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member, and such Member shall be entitled to receive the Fair Market Value of such Member’s equity interest in the Company as of the date of its resignation (or, if less, the amount that such Member would have received on account of such equity interest had such Member not resigned or otherwise withdrew from the Company), as conclusively determined by the Managing Member, on the sixth month anniversary date (or such earlier date determined by the Managing Member) following the completion of the distribution of Company assets as provided in Article XIII to all other Members. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 9.4, such Member shall cease to be a Member.
ARTICLE XII
EXCHANGE RIGHTS
12.1    Class A Common Unit for Class A Common Stock.
(a)    Subject to adjustment as provided in this Article XII and other provisions of this Agreement, each Member that is a Sponsor Member or a Founder Member shall be entitled at any time (subject to the availability of an exemption to the registration requirements of the Securities Act or other applicable law or a registration statement then in effect with respect to such issuance and subsequent transfer by such Exchanging Unitholder) and from time to time, upon the terms and subject to the conditions hereof, to surrender Paired Interests (other than any Paired Interest that includes an Unvested Unit) to PubCo in exchange for the delivery to such Exchanging Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of Paired Interests surrendered multiplied by the Paired Interest Exchange Rate (such exchange, a “Paired Interest Exchange”); provided that, absent a waiver by the Managing Member, any such Exchange is for a minimum of the lesser of 1,000 Paired Interests or all of the Paired Interests (other than any Paired Interest that includes an Unvested Unit) held by such Exchanging Unitholder.
(b)    Subject to adjustment as provided in this Article XII and other provisions of this Agreement, each Member that is not a Sponsor Member or a Founder Member shall be entitled from and after one hundred eighty (180) days following the consummation of the date of the closing of the initial public offering and sale of Class A Common Stock (as contemplated by PubCo’s Registration Statement on Form S-1 (File No. 333-236674), the “Initial Public Offering”) (or, if earlier, at any time, as may be determined by the Managing Member, if the Managing Member determines, in its sole discretion, that there is an available exemption to the registration requirements of the Securities Act or other applicable law or a registration statement is then in effect with respect to such issuance and subsequent transfer by such Exchanging Unitholder), upon the terms and subject to the conditions hereof, to elect to effect a Paired Interest Exchange; provided that, absent a waiver by the Managing Member, any such Exchange, together with any Class P Unit Exchange, is for a minimum of the lesser of the aggregate of (x) 100 Paired Interests and Vested Units or (y) all of the Paired Interests (other than any Paired Interest that includes an Unvested Unit) and Vested Units held by such Exchanging Unitholder, as applicable.
(c)    PubCo shall (i) contribute to Intermediate Holdings all Class A Common Units it receives and Intermediate Holdings shall automatically be admitted as a Member in respect of such Class A Common Units and (ii) cancel all shares of Class B Common Stock it receives in connection with any Paired Interest Exchange.
12.2    Class P Unit for Class A Common Stock.
(a)    Subject to adjustment as provided in this Article XII and other provisions of this Agreement, each Member shall be entitled from and after one hundred eighty (180) days following the consummation of the date of the closing of the Initial Public Offering (or, if earlier, at any time, as may be determined by the Managing Member, if the Managing Member determines, in its sole discretion, that there is an available exemption to the registration requirements of the Securities Act or other applicable law or a registration statement is then in effect with respect to such issuance and subsequent transfer by such Exchanging Unitholder), upon the terms and subject to the conditions hereof, to surrender Employee Incentive Units that are Vested Units (such units, “Exchanged Class P Units”) to the Company, in exchange for the delivery to such Exchanging Unitholder of a number of shares of Class A Common Units that is equal to the product of the number of Exchanged Class P Units surrendered multiplied by the Class P Unit Exchange Rate (such exchange, a “Class P Unit Exchange”), which newly issued Class A Common Units will be surrendered to PubCo in exchange for an equal number of shares of Class A Common Stock; provided that if the number of shares of Class A Common Stock determined by the foregoing calculation is a negative number, it shall be deemed to be zero (0); provided, further, that, absent a waiver by the Managing Member, any such Exchange, together with any Exchange pursuant to Section 12.1(b), is for a minimum of the lesser of the aggregate of (x) 100 Paired Interests and Vested Units or (y) all of the Paired Interests (other than any Paired Interest that includes an Unvested Unit) and Vested Units held by such Exchanging Unitholder, as applicable.
(b)    (i) PubCo shall contribute to Intermediate Holdings all Class A Common Units it receives and Intermediate Holdings shall automatically be admitted as a Member in respect of such Class A Common Units and (ii) the Company shall cancel all Class P Units it receives in connection with any Class P Unit Exchange.
12.3    Exchange Procedures.
(a)    A Member shall exercise its right to make an Exchange as set forth in Section 12.1 or 12.2 hereof, as applicable, by delivering to PubCo and to Intermediate Holdings a written election of Exchange in respect of the Paired Interests or the Exchanged Class P Units, as applicable, to be exchanged substantially in the form of Exhibit A hereto and any certificates, if any, representing Class A Common Units, shares of Class B Common Stock and/or Exchanged Class P Units, as applicable, duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours at the principal executive offices of PubCo and of Intermediate Holdings. An Exchange pursuant to Section 12.1 or 12.2 hereof shall be deemed to have been effected on the Business Day (such Business Day, the “Exchange Date”) immediately following the earliest Business Day as of which PubCo and Intermediate Holdings have received the items specified in the first sentence of this Section 12.3(a); provided that if such items are received by PubCo and Intermediate Holdings after 5:00 p.m. New York City time, then the Exchange Date shall be the second Business Day following the date of such receipt; provided, however, that if the Exchanging Unitholder has specified that the Exchange shall be contingent upon the consummation of a purchase by another Person or effective upon a specified future date, the Exchange Date shall be deemed to be the date immediately prior to the close of the business on the date on which such contingency is met or at such specified future date, as applicable. On the Exchange Date, all rights of the Exchanging Unitholder as a holder of the Class A Common Units, shares of Class B Common Stock and/or Exchanged Class P Units, as applicable, that are subject to the Exchange shall cease, PubCo shall reflect the issuance of the shares of Class A Common Stock to be received by the Exchanging Unitholder in respect of such Exchange on its stock ledger and, from and after the Exchange Date, such Exchanging Unitholder shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the Exchanging Unitholder in respect of such Exchange. Notwithstanding anything herein to the contrary, a Member may withdraw or amend a written election of Exchange, in whole or in part, at any time prior to the effectiveness of the Exchange by delivery of a written notice of withdrawal to PubCo and Intermediate Holdings specifying (1) the number of withdrawn Paired Interests, (2) if any, the number of Paired Interests as to which the election of Exchange remains in effect, and (3) if the Member so determines, revised timing of the Exchange or any other new or revised information in the election of Exchange.

(b)    As promptly as practicable following the delivery of such a written election of Exchange and any certificates, if any, representing Class A Common Units, shares of Class B Common Stock and/or Exchanged Class P Units, as applicable, and in any event no later than three (3) Business Days after such delivery of such written election of Exchange and such certificates, if any, PubCo shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, (x) in the case of the Sponsor Members, at the address set forth on such Member’s signature page to this Agreement (or at such other address as such Member may designate to PubCo) and (y) in the case of all other Members, at the principal executive offices of PubCo, evidence of the number of shares of Class A Common Stock deliverable upon such Exchange registered in the name of the relevant Exchanging Unitholder. To the extent the Class A Common Stock is settled through the facilities of the DTC, PubCo will, subject to Section 12.3(c) hereof, upon the written instruction of an Exchanging Unitholder, deliver the shares of Class A Common Stock deliverable to such Exchanging Unitholder, through the facilities of the DTC, to the account of the participant of the DTC designated by such Exchanging Unitholder. PubCo shall take such actions as may be required to ensure the performance by Intermediate Holdings of its obligations under this Article XII, including the issuance and deliver of shares of Class A Common Stock to or for the account of, or at the direction of, the Company in exchange for the delivery to PubCo of a number of Paired Interests or Exchanged Class P Units that is equal to the number of Paired Interests or Exchanged Class P Units, as applicable, surrendered by an Exchanging Unitholder, subject to adjustment as provided in this Article XII and other provisions of this Agreement.
(c)    PubCo, the Company and each Exchanging Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Exchanging Unitholder that requested the Exchange (or the DTC or its nominee for the account of a participant of the DTC that will hold the shares for the account of such Exchanging Unitholder), then such Exchanging Unitholder and/or the person in whose name such shares are to be delivered shall pay to the Company or PubCo, as applicable, the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.
(d)    PubCo and the Company may adopt reasonable procedures for the implementation of the Exchange provisions set forth in this Article XII, including, without limitation, procedures for the giving of notice of an election of exchange.
(e)    Notwithstanding anything to the contrary herein, to the extent a Member surrenders for exchange a fraction of a Paired Interest or a Exchanged Class P Unit, as applicable, the Company may in its sole discretion deliver to such holder a cash amount equal to the market value of such fraction in lieu of delivering a fraction of a share of Class A Common Stock.

12.4    Limitations on Exchanges.
(a)    The Exchange procedures described in this Article XII are intended to ensure that the Company not be treated as a “publicly traded partnership” under Section 7704 of the Code. Notwithstanding anything to the contrary herein, to the extent PubCo or the Company shall determine in good faith that the Class A Common Units or the Class P Units do not meet the requirements of Treasury Regulation section 1.7704-1(h) or that an Exchange would otherwise pose a material risk that the Company would be treated as a “publicly traded partnership” under Section 7704 of the Code, PubCo or the Company, as the case may be, shall use reasonable best efforts to identify one or more practical solutions that would eliminate or minimize such risk in a manner that minimizes adverse impact on the Exchange procedures. If PubCo or the Company determines in good faith it is necessary or advisable to impose any restrictions on a Paired Interest Exchange to prevent the Company from being treated as a “publicly traded partnership” under Section 7704 of the Code, then before imposing any such restrictions, PubCo or the Company shall first consult in good faith with each Member that is a Sponsor Member in order to attempt to ameliorate the cause of such restrictions. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall, to the fullest extent permitted by law, be void ab initio) if, in the good faith determination of PubCo or of the Company, such an Exchange would pose a material risk that the Company would be treated as a “publicly traded partnership” under Section 7704 of the Code.
(b)    For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Member shall not be entitled to effect an Exchange to the extent PubCo or the Company reasonably determines that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreements with PubCo or its subsidiaries by which such Member is bound (including, without limitation, this Agreement) or any written policies of PubCo related to unlawful or inappropriate trading applicable to its directors, officers or other personnel. Upon such determination, PubCo shall notify the Member requesting the Exchange of such determination, which notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been effected.
12.5    Adjustment.
(a)    The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the applicable Units or Class B Common Stock that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of shares of Class B Common Stock or the applicable Units, in each case, to the extent necessary to maintain the economic equivalency in the value surrendered for exchange and the value received, as determined by PubCo in its sole discretion; provided, however, that no adjustment to the Exchange Rate will be made solely as a result of a stock dividend by PubCo that is effected in order to maintain the relationship between the shares of Class A Common Stock and Class A Common Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Unitholder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the Exchange of any Paired Interest or Exchanged Class P Unit, as applicable. This Agreement shall apply to, mutatis mutandis, and all references to “Paired Interests” and “Exchanged Class P Units” shall be deemed to include, any security, securities or other property of PubCo or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock, Class A Common Units or Class P Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.
(b)    This Agreement shall apply to the Paired Interests or Class P Units held by the Members and their Permitted Transferees as of the date hereof, as well as any Paired Interests or Class P Units hereafter acquired by a Member and his or her or its Permitted Transferees.
12.6    Class A Common Stock to be Issued.
(a)    PubCo shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude PubCo or the Company from satisfying its obligations in respect of the Exchange of the Paired Interests or the Exchanged Class P Units by delivery of shares of Class A Common Stock which are held in the treasury of PubCo or are held by the Company or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of PubCo or held by any subsidiary thereof). PubCo and the Company covenant that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.
(b)    PubCo and the Company covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Member requesting such Exchange, PubCo and the Company shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. PubCo and the Company shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.
(c)    PubCo agrees that it shall use its reasonable best efforts to take all reasonable steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, PubCo of equity securities of PubCo (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of PubCo for such purposes that result from the transactions contemplated by this Agreement, by each executive officer (including the chief accounting officer) or director of PubCo.
12.7    Restrictions. Any restrictions on transfer of Units under any agreements with PubCo or any of its subsidiaries to which an Exchanging Unitholder may be party shall apply, mutatis mutandis, to any shares of Class B Common Stock held by such Exchanging Unitholder.
12.8    Tax Treatment; Tax Withholding.
(a)    As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of Class A Common Units and shares of Class B Common Stock or Exchanged Class P Units, as applicable, by a Member to PubCo, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and PubCo consents in writing.
(b)    Notwithstanding any other provision in this Agreement, PubCo, the Company and their agents and affiliates shall have the right to deduct and withhold taxes (including Class A Common Stock with a fair market value determined in the sole discretion of PubCo equal to the amount of such taxes) from any payments to be made pursuant to the transactions contemplated by this Agreement if, in their opinion, such withholding is required by law, and shall be provided with any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, and any similar information; provided that PubCo may, in its sole discretion, allow an Exchanging Unitholder to pay such taxes owed on the Exchange of Class A Common Units and shares of Class B Common Stock or Exchanged Class P Units, as applicable, for shares of Class A Common Stock in cash in lieu of PubCo withholding or deducting such taxes. To the extent that any of the aforementioned amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by such deductions or withholdings, such recipient shall indemnify the applicable withholding agent for any amounts imposed by any taxing authority together with any costs and expenses related thereto.
ARTICLE XIII
DISSOLUTION AND WINDING UP
13.1    Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:
(a)    the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act;
(b)    any event which makes it unlawful for the business of the Company to be carried on by the Members;
(c)    at any time there are no Members, unless the Company is continued in accordance with the Delaware Act; or
(d)    the determination of the Managing Member in its sole discretion; provided that in the event of a dissolution pursuant to this clause (d), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 13.2 in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, and to the extent that, with respect to any class of Units, holders of not less than 90% of the Units of such class consent in writing to a treatment other than as described above;
provided, that if the dissolution of the Company pursuant to and in accordance with clauses (b) or (d) in this Section 13.1 would have a material adverse effect on any Member, the dissolution of the Company shall require the prior written consent of such Member, which consent shall not be unreasonably withheld.
Except as otherwise set forth in this Article XIII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not, in and of itself, cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

13.2    Winding Up and Termination. On dissolution of the Company, the Managing Member shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidating trustee are as follows:
(a)    as promptly as possible after dissolution and again after completion of the winding up, the liquidating trustee shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the completion of the winding up is completed, as applicable;
(b)    the liquidating trustee shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred of winding up) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and
(c)    all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.1(c) by the end of the Taxable Year of the Company during which the winding up of the Company occurs (or, if later, by ninety (90) days after the date of the winding up); provided that no distributions will be made to any Member in respect of any LTIP Series once such Member’s LTIP Series Sub-Account in respect of such LTIP Series is zero (taking into account adjustments resulting from this Section 13.2).
The distribution of cash and/or property to Members in accordance with the provisions of this Section 13.2 and Section 13.3 constitutes a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
13.3    Deferment; Distribution in Kind. Notwithstanding the provisions of Section 13.2, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidating trustee determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidating trustee may, in their sole discretion, defer for a reasonable time the winding up of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 13.2, the liquidating trustee may, in their sole discretion, distribute to the Members, in lieu of cash, either (i) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 13.2(c), (ii) as tenants in common and in accordance with the provisions of Section 13.2(c), undivided interests in all or any portion of such Company assets or (iii) a combination of the foregoing. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidating trustee deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.2. The liquidating trustee shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XIV.
13.4    Cancellation of Certificate. On completion of the winding up of the Company’s affairs and distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Managing Member (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.4.
13.5    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 13.2 and 13.3 in order to minimize any losses otherwise attendant upon such winding up.
13.6    Return of Capital. The liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).
ARTICLE XIV
VALUATION
14.1    Value. Except as otherwise specifically set forth in a Management Member’s Employee Incentive Unit Agreement with respect to the determination of Fair Market Value of a Management Member’s Employee Incentive Units, “Fair Market Value” of any asset, property or equity interest means the amount which a seller of such asset, property or equity interest would receive in a sale of such asset, property or equity interest in an arms-length transaction with an unaffiliated third party consummated on a date determined by the Managing Member (which may be the date on which the event occurred which necessitated the determination of the Fair Market Value) (and after giving effect to any transfer taxes payable in connection with such sale). Notwithstanding the foregoing, in making the determination of Fair Market Value as described in Section 14.2, the Managing Member, the Disputing Member (as defined below) and any investment banking firm (as described below) shall not give effect or take into account any “minority discount” or “liquidity discount” (or any similar discount arising out of the fact that the Units are restricted or is not registered with the Securities and Exchange Commission, publicly traded or listed on a securities exchange), but shall value the Company and its Subsidiaries and their respective businesses in their entirety on an enterprise basis using any variety of industry recognized valuation techniques commonly used to value businesses.
14.2    Determination and Dispute. Fair Market Value shall be determined by the Managing Member (or, if pursuant to Section 13.3, the liquidating trustee) in its good faith judgment in such manner as it deems reasonable and using all factors, information and data deemed to be pertinent. Notwithstanding the foregoing, at the request of any Founder Member, Carlyle Member or TA Member (a “Disputing Member”), the Managing Member will retain an investment banking firm of recognized national standing reasonably acceptable to such Founder Member, Carlyle Member or TA Member to determine the Fair Market Value of such Units, assets or consideration.
ARTICLE XV
GENERAL PROVISIONS
15.1    Power of Attorney.
(a)    Each holder of Units hereby constitutes and appoints the Managing Member and the liquidating trustee, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:
(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Managing Member deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Managing Member deems appropriate or necessary to reflect the dissolution and winding up of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article X or Article XI; and
(ii)    sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Managing Member, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by such holder of Units hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the reasonable judgment of the Managing Member, to effectuate the terms of this Agreement.
(b)    For the avoidance of doubt, the foregoing power of attorney does not include the power or authority to vote any Units held by any Member on any matter on which the Members have a right to vote, either at a meeting or by any written consent, either as contemplated by Section 6.5 or otherwise under this Agreement.
(c)    The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any holder of Units and the Transfer of all or any portion of his, her or its Units and shall extend to such holder’s heirs, successors, assigns and personal representatives.

15.2    Amendments.
(a)    The Managing Member (pursuant to its power of attorney from the holders of Units as provided in Section 15.1 or otherwise), without the consent of any holder of Units, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(i)    a change in the name of the Company or the location of the principal place of business of the Company;
(ii)    admission, substitution, removal or withdrawal of Members or Assignees in accordance with this Agreement;
(iii)    a change that does not adversely affect any holder of Units in any material respect in its capacity as an owner of Units and is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute; or
(iv)    as contemplated by Section 3.1(c).
(b)    Except as provided in Section 2.2 and Section 15.2(a), this Agreement may not be amended or modified except with the consent of the Managing Member and, so long as the applicable Group has a Group Ownership Percentage of at least 15%, the consent or approval of each of the TA Majority Interest and the Carlyle Majority Interest. Notwithstanding the preceding sentence, (i) no consent or approval shall be required for the Company to admit a Permitted Transferee as a Member following an Exempt Transfer completed in compliance with this Agreement, (ii) the Founder Majority Interest must also consent to or approve any amendments or modifications to Article IV or any other amendments or modifications that affect the rights granted to the Founder Members in such sections in any material respect, and (iii) if the applicable Group has a Group Ownership Percentage of less than 15%, the TA Majority Interest and the Carlyle Majority Interest must also consent to or approve any amendments or modifications to Article IV, Section 9.1, Section 13.2, this Section 15.2 or related definitions or any other amendments or modifications that affect the rights granted to the applicable Group in such sections in any material respect, including, without limitation, changes to the number of shares of Class A Common Stock issued upon an Exchange, either through an amendment to the definition of “Exchange Rate” or otherwise, or that otherwise increases the obligations or decreases the benefits to the applicable Group. Notwithstanding the foregoing, any amendment which would materially and adversely affect the rights or duties of a Member on a discriminatory and non-pro rata basis shall require the consent of such Member, other than those actions set forth in Section 15.2(a) above. In addition, the amendment of any specific approval, consent, voting right, or transfer rights of a specified Member shall require the approval of such Member, provided that such Member holds the number of Units, as applicable, required to exercise such rights. Any amendment or modification effected in accordance with this Section 15.2(b) shall be effective, in accordance with its terms, with respect to the rights and obligations of and binding upon all Members. For the avoidance of doubt, without any action or requirement of consent by any Member, the Company shall update the books and records of the Company to remove a Member’s name therefrom once such Member no longer holds any Equity Securities, following which such Person shall cease to be a “Member” or have any rights or obligations under this Agreement.
15.3    Title to Company Assets. The Company assets shall be deemed to be owned by the Company as an entity, and no holder of Units, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Managing Member or such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.
15.4    Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or facsimile to the Company at the address set forth below and to any other recipient and to any holder of Units at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by facsimile (provided confirmation of transmission is received), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:
To the Company:
ZoomInfo Holdings LLC
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, WA 98660
Attention: Anthony Stark, General Counsel
Email: anthony.stark@zoominfo.com
To the Managing Member:
ZoomInfo Intermediate Holdings LLC
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, WA 98660
Attention: Anthony Stark, General Counsel
Email: anthony.stark@zoominfo.com
in each case, with a copy (which shall not constitute written notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Richard A. Fenyes

Telecopy No.: (212) 455-2502
Email: rfenyes@stblaw.com
15.5    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
15.6    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.
15.7    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
15.8    Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
15.9    Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to exclusive jurisdiction and venue therein and waive, to the fullest extent permitted by law, any objection based on venue or forum non conveniens with respect to any action instituted therein. The parties hereto hereby consent to service being made through the notice procedures set forth in Section 15.4 and irrevocably submit to the jurisdiction of the aforesaid courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15.10    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.11    Further Action. The parties shall use commercially reasonable efforts to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
15.12    Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (i.e., in portable document format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
15.13    Offset. Whenever the Company is to pay any sum to any holder of Units or any Affiliate or related person thereof, any undisputed amounts that such holder of Units or such Affiliate or related person owes to the Company (such lack of dispute to be evidenced by written confirmation of such by such holder of Units or related person thereof) may be deducted from that sum before payment.
15.14    Entire Agreement. This Agreement, those documents expressly referred to herein (including the Reorganization Agreement and the Tax Receivable Agreements) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral (including the Prior Agreement), which may have related to the subject matter hereof in any way.
15.15    Remedies. Each holder of Units shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to seek to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
15.16    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,”

“either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, to the fullest extent permitted by law, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
15.17    Spousal Consent. Each Member who is married severally represents that true and complete copies of this Agreement and all documents to be executed by such Member hereunder have been furnished to his or her spouse; represents and warrants to the Company and to the other Members that such spouse has read this Agreement and all related documents applicable to such Member, is familiar with each of their terms, and has agreed to be bound to the obligations of such Member hereunder and thereunder.
*      *      *      *      *

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

ZOOMINFO HOLDINGS LLC

By:
Name:	Henry Schuck
Title:	Chief Executive Officer

ZOOMINFO TECHNOLOGIES INC., as Managing Member immediately prior to the consummation of the Blocker Mergers and on its behalf

By:
Name:	Henry Schuck
Title:	Chief Executive Officer

ZOOMINFO INTERMEDIATE HOLDINGS LLC, as Managing Member immediately after the consummation of the Blocker Mergers and on its behalf

By:
Name:	Henry Schuck
Title:	Chief Executive Officer

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

DO HOLDINGS (WA), LLC

By:
Name:	Henry Schuck
Title:	Chief Executive Officer

HSKB FUNDS, LLC

By:	HLS Management, LLC, its manager

By:
Name:	Henry Schuck
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

22C MAGELLAN HOLDINGS LLC

By:
Name:
Title:

Address:	[ ]

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

CARLYLE PARTNERS VI EVERGREEN HOLDINGS, L.P.

By: TC Group VI SI, L.P., its general partner

By: TC Group VI SI, L.L.C., its general partner

By:
Name:	Patrick McCarter
Title:	Authorized Person

Address: c/o The Carlyle Group 2710 Sand Hill Road, 1st Floor Menlo Park, CA 94025

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

TA XI DO AIV, L.P.

By: TA Associates XI GP, L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

Address:	[ ]

TA SDF III DO AIV, L.P.

By: TA Associates SDF III GP, L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

Address:	[ ]

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

TA ATLANTIC AND PACIFIC VII-A, L.P.

By: TA Associates AP VII GP L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

Address:	[ ]

TA INVESTORS IV, L.P.

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

Address:	[ ]

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

TA SDF II DO AIV, L.P.

By: TA Associates SDF II, L.P.

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

Address:	[ ]

TA SDF II DO AIV II, L.P.

By: TA Associates SDF II, L.P.

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

Address:	[ ]

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

TA SDF III DO AIV II, L.P.

By: TA Associates SDF III GP, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

Address:	[ ]

TA XI DO AIV II, L.P.

By: TA Associates XI GP, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

Address:	[ ]

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

TA AP VII-B DO SUBSIDIARY PARTNERSHIP, L.P.

By: TA Associates AP VII GP, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

Address:	[ ]

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

FIVEW DISCOVERORG LLC

By: FiveW Capital LLC, its managing member

By:
Name:	D. Randall Winn
Title:	Managing Director

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

D. Randall Winn

Signature Page to Fifth Amended and Restated Limited Liability Company Agreement

SCHEDULE I
LTIP UNITS
1.1.    Designation. A class of Units in the Company designated as “LTIP Units” is hereby established. LTIP Units are intended to qualify as “profits interests” in the Company. The number of LTIP Units that may be issued by the Company shall not be limited.
1.2.    Vesting. LTIP Units may, in the sole discretion of the Managing Member, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the Managing Member from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any stock incentive plan, including without limitation the Plan, pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units;” all other LTIP Units are referred to as “Unvested LTIP Units.”
1.3.    Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement resulting in either the forfeiture of any LTIP Units or the repurchase thereof by the Company at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Company, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the relevant Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited; provided that with respect to any distribution declared with a record date prior to the effective date of such forfeiture, such forfeited LTIP Units shall be included in calculating the applicable holder’s Class A/LTIP Percentage Interest in accordance with Article IV of this Agreement.
1.4.    Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation provisions set forth in the Vesting Agreement, apply to the LTIP Unit.
1.5.    Adjustments. If an LTIP Unit Adjustment Event (as defined below) occurs, then the Managing Member shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between Class A Common Units and LTIP Units as existed prior to such LTIP Unit Adjustment Event. The following shall be “LTIP Unit Adjustment Events:” (A) the Company makes a distribution on all outstanding Class A Common Units in Units, (B) the Company subdivides the outstanding Class A Common Units into a greater number of Units or combines the outstanding Class A Common Units into a smaller number of Units, or (C) the Company issues any Units in exchange for its outstanding Class A Common Units by way of a reclassification or recapitalization. If more than one LTIP Unit Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every LTIP Unit Adjustment Event as if all LTIP Unit Adjustment Events occurred simultaneously. If the Company takes an action affecting the Class A Common Units other than actions specifically described above as LTIP Unit Adjustment Events and in the opinion of the Managing Member such action would require an

Schedule I-1

adjustment to the LTIP Units to maintain the correspondence between Class A Common Units and LTIP Units as it existed prior to such action, the Managing Member shall make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any Vesting Agreement or stock incentive plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the Managing Member, in its sole discretion, may determine to be appropriate under the circumstances to maintain such correspondence. If an adjustment is made to the LTIP Units as herein provided, the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing such certificate, the Company shall mail or otherwise provide notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.
1.6.    Members’ Rights to Transfer. Subject to the terms of the relevant Vesting Agreement or other document pursuant to which LTIP Units are granted, a LTIP Unit Member may not transfer all or any portion of his or her LTIP Units.
1.7.    Allocations and Distributions.
(a)    All distributions shall be made to holders of LTIP Units in accordance with the provisions of Article IV of this Agreement.
(b)    All allocations, including allocations of Net Profit and Net Loss of the Company, special allocations and allocations upon final liquidation, shall be made to holders of LTIP Units in accordance with Article IV of this Agreement.

Schedule I-2

EXHIBIT A
[FORM OF]
ELECTION OF EXCHANGE
ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Attention: Anthony Stark, General Counsel
ZoomInfo Holdings LLC
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Attention: Anthony Stark, General Counsel
Reference is hereby made to the Fifth Amended and Restated Limited Liability Company Agreement, dated as of [        ], 2020 (as amended from time to time, the “LLC Agreement”), among ZoomInfo Technologies Inc., a Delaware corporation (“PubCo”), ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company (“Intermediate Holdings”), as the Managing Member and on its behalf, ZoomInfo Holdings LLC, a Delaware limited liability company (the “Company”), and the Members from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.
The undersigned Holder hereby transfers to [PubCo the number of Class A Common Units plus shares of Class B Common Stock set forth below (together, the “Paired Interests”)][the Company, the number of Exchanged Class P Units] in Exchange for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the LLC Agreement.

Legal Name of Holder:

Address:

Number of [Paired Interests][Exchanged Class P Units] to be Exchanged:

Brokerage Account Details:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s

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obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the [Paired Interests][Exchanged Class P Units] subject to this Election of Exchange are being transferred to PubCo (or the Company, if applicable) free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the [Paired Interests][Exchanged Class P Units] subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such [Paired Interests][Exchanged Class P Units] to PubCo.
The undersigned hereby irrevocably constitutes and appoints any officer of PubCo or of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to PubCo (or the Company, if applicable) the [Paired Interests][Exchanged Class P Units] subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

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